Filed Pursuant to Rule 424(b)(7)

Registration Number 333-241513

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not offers to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 5, 2023

PRELIMINARY PROSPECTUS SUPPLEMENT

(to Prospectus dated August 6, 2020)

CELESTICA INC.

12,000,000 Subordinate Voting Shares Offered by the Selling Shareholder

The selling shareholder identified in this prospectus supplement (“Selling Shareholder”) is offering 12,000,000 subordinate voting shares, without par value (“Subordinate Voting Shares”) of Celestica Inc. (the “Company”) by this prospectus supplement and the accompanying prospectus. The Subordinate Voting Shares to be sold by the Selling Shareholder consist of (a) Subordinate Voting Shares that are issued to the Selling Shareholder by the Company immediately prior to the closing of the offering upon the conversion by such Selling Shareholder of an equivalent number of multiple voting shares of the Company (“Multiple Voting Shares”) and (b) Subordinate Voting Shares that are acquired by the Selling Shareholder from its affiliates and associates immediately prior to such closing. The Company is not selling any Subordinate Voting Shares in this offering and will not receive any proceeds from the sale of Subordinate Voting Shares covered by this prospectus supplement. The Selling Shareholder will pay underwriting discounts and commission in connection with the offering. The Company will pay all expenses of the registration of the Subordinate Voting Shares and certain other offering expenses.

The Underwriter (as defined under the section captioned “Underwriting”) has agreed to purchase our Subordinate Voting Shares from the Selling Shareholder at a price of $ per share, which will result in $ of proceeds to the Selling Shareholder before expenses. The Underwriter proposes to offer the Subordinate Voting Shares from time to time for sale in one or more transactions on the New York Stock Exchange (“NYSE”) in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting” for additional information regarding underwriting compensation.

The Subordinate Voting Shares are listed on the NYSE and the Toronto Stock Exchange (“TSX”) and trade under the symbol “CLS.” The last reported sales price of the Subordinate Voting Shares on June 2, 2023 was $13.12 per share on the NYSE and C$17.63 per share on the TSX. You are urged to obtain current market quotations for the Subordinate Voting Shares.

The Offering is being made concurrently in Canada under the terms of a prospectus supplement to a short form base shelf prospectus for the Province of Québec dated May 30, 2023, and an amended and restated short form base shelf prospectus dated May 30, 2023 amending and restating the short form base shelf prospectus dated March 30, 2023 for all other provinces and territories of Canada. Neither this prospectus supplement nor the accompanying prospectus constitutes a prospectus under Canadian securities laws and therefore does not qualify the securities offered hereunder in Canada.

Investing in THE Subordinate Voting Shares involves a high degree of risk. Before buying any Subordinate Voting Shares, you should carefully consider the risks described in THE SECTION CAPTIONED “Risk Factors” beginning on page S-2 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated or deemed incorporated by reference into this prospectus supplement and accompanying prospectus.

NONE OF the Securities and Exchange Commission or any state securities commission or Canadian securities regulator has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Underwriter expects to deliver the Subordinate Voting Shares against payment on or about June           , 2023.

RBC Capital Markets

The date of this prospectus supplement is June           , 2023

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

All references in this prospectus supplement to “Celestica,” the “Company,” “our,” “us” and “we” refer to Celestica Inc., an Ontario, Canada corporation, and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated. Except as indicated otherwise: (i) all dollar amounts are expressed in United States (“U.S.”) dollars; and (ii) all references to "U.S.$" or "$" are to U.S. dollars and all references to "C$" are to Canadian dollars.

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds, updates, and changes information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer” as defined in Rule 405 of the U.S. Securities Act of 1933, as amended (“Securities Act”), using the “shelf” registration process.

This prospectus supplement and the accompanying prospectus include important information about us and other information you should know before investing in our Subordinate Voting Shares. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus and in any documents incorporated by reference herein and therein. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated by reference, the information in this prospectus supplement will control. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier date.

We urge you to read carefully this entire prospectus supplement and the accompanying prospectus, together with the information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement and accompanying prospectus, and any free writing prospectus that we may file with the SEC in connection with this offering before making an investment decision. Further, this prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. The registration statement filed with the SEC includes or incorporates by reference exhibits that provide more details about the matters discussed in this prospectus supplement and the accompanying prospectus. You may obtain the information incorporated by reference into this prospectus supplement without charge by following the instructions under “Where You Can Find More Information” below.

The distribution of this prospectus supplement and the accompanying prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. Persons outside the U.S. who come into possession of this prospectus supplement or the accompanying prospectus must inform themselves about and observe any restrictions relating to this offering and the distribution of this prospectus supplement and the accompanying prospectus outside the U.S. We are not, and the Underwriters and the Selling Shareholder are not, making an offer to sell or soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted, or where the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

As used in this prospectus supplement, the term “Underwriters” refers to the underwriters identified on the cover page hereof. To the extent there is only a single underwriter so identified, the term “Underwriters” refers to such single underwriter.

This prospectus supplement and the accompanying prospectus are based on information provided by us and by other sources that we believe are reliable. This prospectus supplement and the accompanying prospectus summarize certain documents and other information, and we refer you to them for a more complete understanding of what we discuss in this prospectus supplement and the accompanying prospectus. All of the summaries are qualified in their entirety by the actual documents. We urge you to read the registration statement of which this prospectus supplement and the accompanying prospectus are a part in its entirety, including all amendments, exhibits, schedules and supplements to that registration statement. In making an investment decision, you must rely on your own examination of the Company and the terms of the offering and the securities, including the merits and risks involved.

None of us, the Selling Shareholder, or the Underwriters have authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. You must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus as if we had authorized it. This prospectus supplement, the accompanying prospectus and any applicable free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated herein and therein by reference and any applicable free writing prospectus is correct on any date after their respective dates, even though this prospectus supplement, the accompanying prospectus or an applicable free writing prospectus is delivered or securities are sold on a later date. Our business, financial condition, results of operations and cash flows may have changed since those dates.

S-i

We are not making any representation to any purchaser of the Subordinate Voting Shares registered hereby regarding the legality of an investment in the Subordinate Voting Shares by such purchaser. You should not consider any information in this prospectus supplement and the accompanying prospectus to be legal, business or tax advice, and you should consult your own legal, business and tax advisors for advice regarding an investment in the Subordinate Voting Shares offered hereby.

This prospectus supplement assumes that the Selling Shareholder is selling (a) Subordinate Voting Shares that are issued to the Selling Shareholder by the Company immediately prior to the closing of the offering upon the conversion by the Selling Shareholder of an equivalent number of Multiple Voting Shares and (b) Subordinate Voting Shares that are acquired by the Selling Shareholder from its affiliates and associates immediately prior to closing, which Subordinate Voting Shares are already currently deemed to be beneficially owned by the Selling Shareholder or Mr. Gerald W. Schwartz. See “Selling Shareholder” and “Underwriting – Settlement.”

Cautionary Note Regarding Forward-Looking Statements

We caution you that certain statements contained in this prospectus supplement and the accompanying prospectus (including in our documents incorporated herein and therein by reference), are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (“Exchange Act”), and contain forward-looking information within the meaning of Canadian securities laws. These forward-looking statements include statements that are predictive in nature and depend upon or refer to future events or conditions, and include, but are not limited to, statements related to: the completion of this offering and the execution of ancillary agreements made in connection with this offering; the intentions of Onex Corporation (“Onex”) with respect to Celestica’s securities; the conversion of Multiple Voting Shares held by the Selling Shareholder into Subordinate Voting Shares immediately prior to the closing of the offering; the acquisition by the Selling Shareholder from its affiliates and associates immediately prior the closing of the offering; as well as statements related to: our priorities, intended areas of focus, targets, objectives and goals; trends in the electronics manufacturing services (“EMS”) industry and our segments (and/or their constituent businesses), and their anticipated impact; the anticipated impact of current market conditions on each of our segments (and/or their constituent businesses) and near-term expectations; anticipated and potential restructuring and potential divestiture actions; our anticipated financial and/or operating results and outlook; our expectations with respect to insurance recoveries for tangible losses in connection with the fire at our Batam facility in Indonesia; our strategies; our credit risk; the potential impact of acquisitions, or program wins, transfers, losses or disengagements; materials, component and supply chain constraints; coronavirus disease 2019 (“COVID-19”) resurgences or mutations; shipping delays; anticipated expenses, capital expenditures, other working capital requirements and contractual obligations (and intended methods of funding our cash requirements); our intended repatriation of certain undistributed earnings from foreign subsidiaries (and amounts we do not intend to repatriate in the foreseeable future); diversity and inclusion, employee engagement, and other environmental, social and governance matters; the potential impact of international tax reform; the potential impact of tax and litigation outcomes; our ability to use certain tax losses; intended investments in our business; the potential impact of the pace of technological changes, customer outsourcing, program transfers, and the global economic environment; the intended method of funding Subordinate Voting Share repurchases and our restructuring provision; the impact of our outstanding indebtedness; liquidity and the sufficiency of our capital resources; our intention (when in our discretion) to settle outstanding equity awards with Subordinate Voting Shares; our financial statement estimates and assumptions; recently-issued accounting pronouncements and amendments; the potential impact of price reductions and longer payment terms; our compliance with covenants under our credit facility; refinancing debt at maturity; interest rates and expense; the potential adverse impacts of events outside of our control; mandatory prepayments under our credit facility; pension plan funding requirements and obligations, and the impact of annuity purchases; income tax incentives; accounts payable cash flow levels; accounts receivable sales; our cash generating units with goodwill; our future warranty obligations; cybersecurity threats and incidents; our intentions with respect to environmental assessments for newly-leased or acquired properties; our expectations with respect to expiring leases; the pay-for-performance alignment of our executive compensation program; our intention to retain earnings for general corporate purposes; and costs in connection with our pursuit of acquisitions and strategic transactions. Also, documents which we subsequently file with (or furnish to) the SEC and are incorporated herein by reference will contain such forward-looking statements. Forward-looking statements may, without limitation, be preceded by, followed by, or include words such as "believes," "expects," "anticipates," "estimates," "intends," "plans," "continues," "target," "goal," "project," "potential," "possible," "contemplate," "seek," or similar expressions, or may employ such future or conditional verbs as "may," "might," "will," "could," "should" or "would," or may otherwise be indicated as forward-looking statements by grammatical construction, phrasing or context. For forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. In addition, any statements concerning future financial performance, ongoing business strategies or prospects, and possible future actions, which may be provided, are also forward-looking statements. Forward-looking statements are based on our current expectations and projections about future events and involve risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by our forward-looking statements. These risks and uncertainties include, without limitation, those described under “Risk Factors” in this prospectus supplement, and those detailed from time to time in those reports filed or furnished with the SEC which are incorporated by reference herein, including, but not limited to, those set forth in the section entitled “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2022, and in those portions of any subsequent Reports on Form 6-K furnished to the SEC that indicate such portions are to be deemed incorporated by reference into our registration statements (and prospectuses that form a part thereof). In addition, other risks and uncertainties not presently known to us or that we currently consider less significant could affect the accuracy of our forward-looking statements. Although we believe our estimates and assumptions to be reasonable, such estimates and assumptions may prove to be inaccurate. Forward-looking statements are also based on economic and market factors and the industry in which we do business, among other things. Forward-looking statements are provided to assist readers in understanding management's current expectations and plans relating to the future. Readers are cautioned that such information may not be appropriate for other purposes, and are not guarantees of future performance. Forward-looking statements speak only as of the date the statements are made. Except as required by applicable law, we undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise. We caution you not to unduly rely on the forward-looking statements when evaluating the information presented herein. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information you should consider before making a decision to invest in our Subordinate Voting Shares. You should read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, carefully before making an investment decision, especially the sections entitled “Risk Factors” herein and therein and our consolidated financial statements and notes to those consolidated financial statements incorporated by reference herein and therein.

Our Business

Celestica delivers innovative supply chain solutions globally to customers in two operating and reporting segments: Advanced Technology Solutions (“ATS”) and Connectivity & Cloud Solutions (“CCS”).

Celestica’s ATS segment consists of its ATS end market, and is comprised of its Aerospace & Defense (“A&D”), Industrial, HealthTech, and Capital Equipment businesses. Celestica’s Capital Equipment business is comprised of its semiconductor, display, and robotics equipment businesses. The CCS segment consists of Celestica’s Communications and Enterprise end markets. The Enterprise end market is comprised of Celestica’s servers and storage businesses. Celestica’s customers include original equipment manufacturers, cloud-based and other service providers, including hyperscalers, and other companies in a wide range of industries. The Company’s global headquarters is located in Toronto, Ontario, Canada. Celestica operates a network of sites and centers of excellence strategically located in North America, Europe and Asia, with specialized end-to-end supply chain capabilities tailored to meet specific market and customer product lifecycle requirements.

Celestica offers a comprehensive range of product manufacturing and related supply chain services to customers in both of its segments, including design and development, new product introduction, engineering services, component sourcing, electronics manufacturing and assembly, testing, complex mechanical assembly, systems integration, precision machining, order fulfillment, logistics, asset management, product licensing, and after-market repair and return services. The Company’s Hardware Platform Solutions offering, within the CCS segment, includes the development of infrastructure platforms, hardware and software design solutions and services that can be used as-is, or customized for specific applications in collaboration with Celestica’s customers, and management of program design and aspects of the supply chain, manufacturing, and after-market support.

Products and services in the ATS segment can include the following: government-certified and highly-specialized manufacturing, electronic and enclosure-related services for A&D customers; high-precision semiconductor and display equipment and integrated subsystems; a wide range of industrial automation, controls, test and measurement devices; engineering-focused engagements, including full product development in the areas of telematics, human machine interface, Internet-of-Things and embedded systems; advanced solutions for surgical instruments, diagnostic imaging and patient monitoring; and efficiency products to help manage and monitor the energy and power industries. Products and services in the CCS segment consist predominantly of enterprise-level data communications and information processing infrastructure products and systems, and can include routers, switches, data center interconnects, edge solutions, servers and storage-related products used by a wide range of businesses and cloud-based and other service providers to manage digital connectivity, commerce and social media applications.

Corporate Information

Celestica was incorporated in Ontario, Canada on September 27, 1996 and it operates under the Business Corporations Act (Ontario). Celestica’s principal executive offices are located at 5140 Yonge Street, Suite 1900, Toronto, Ontario, Canada M2N 6L7, telephone number is (416) 448-5800.

Prior to its incorporation, Celestica was an IBM manufacturing unit that provided manufacturing services to IBM for more than 75 years. In 1993, Celestica began providing electronics manufacturing services to non-IBM customers. In October 1996, Celestica was purchased from IBM by an investor group led by Onex Corporation (“Onex”), and in 1998, Celestica completed its initial public offering.

The Offering

Selling Shareholder Subordinate Voting Shares offered by the Selling Shareholder	Onex Corporation 12,000,000

Subordinate Voting Shares outstanding prior to this offering Subordinate Voting Shares outstanding after this offering

100,721,798 as of May 31, 2023

112,396,845. The number of Subordinate Voting Shares to be outstanding immediately after the completion of the offering is based on 100,721,798 Subordinate Voting Shares outstanding on May 31, 2023, assumes conversion of 11,675,047 of our outstanding Multiple Voting Shares into an equivalent number of Subordinate Voting Shares, and excludes the following as of May 31, 2023: 393,472 Subordinate Voting Shares issuable upon the exercise of outstanding stock options, 4,150,623 Subordinate Voting Shares issuable upon the vesting of outstanding restricted share units, 4,889,791 Subordinate Voting Shares issuable upon the vesting of outstanding performance share units assuming vesting of 100% of the target amount granted (the amount that will vest range from 0% to 200% of the target amount granted), and 1,634,008 Subordinate Voting Shares issuable upon the vesting of outstanding deferred share unit.

Multiple Voting Shares outstanding after this offering Use of Proceeds Dividend Policy

6,925,146 (assuming conversion of 11,675,047 outstanding Multiple Voting Shares into an equivalent number of Subordinate Voting Shares in connection with this offering)

We will not receive any of the proceeds from the sale of Subordinate Voting Shares by the Selling Shareholder in this offering. See the section captioned “Use of Proceeds” on page S-8.

We do not currently intend to pay cash dividends on our Subordinate Voting Shares.

NYSE and TSX trading symbol	CLS

Risk Factors	Investing in our Subordinate Voting Shares involves a high degree of risk. See the section captioned “Risk Factors” on page S-2 for a discussion of certain risks you should consider before investing in our Subordinate Voting Shares.

Risk Factors

Investing in our Subordinate Voting Shares involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described below and in Item 3.D. ‒ Risk Factors of our most recent Annual Report on Form 20-F, which risk factors are specifically incorporated by reference herein, and any updates to those Risk Factors in those portions of any of our subsequent Reports on Form 6-K furnished to the SEC that indicate such portions are to be deemed incorporated by reference into our registration statements (and prospectuses that form a part thereof), as well as all other information in this prospectus supplement and the accompanying prospectus, including the financial statements and other documents summarized in or incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus that we may authorize for use in connection with this offering. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects. The trading price of our Subordinate Voting Shares could decline due to any of these risks, and you may lose all or part of your investment. Please also read carefully the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which documents are incorporated into this prospectus supplement by reference.

Risks Related to Our Business and Operations

Our business could be impacted as a result of actions by activist shareholders or others.

We may be subject, from time to time, to legal and business challenges in the operation of our company due to actions instituted by activist shareholders or others. Responding to such actions could be costly and time-consuming, may not align with our business strategies and could divert the attention of our Board of Directors and senior management from the pursuit of our business strategies. Perceived uncertainties as to our future direction as a result of shareholder activism may lead to the perception of a change in the direction of the business or other instability and may make it more difficult to attract and retain qualified personnel and business partners and may affect our relationships with vendors, customers and other third parties.

Risks Related to the International Nature of our Business

Failure of the U.S. federal government to manage its fiscal matters, and changes in the amount of U.S. federal debt, may negatively impact the economic environment and adversely impact our results of operations.

U.S. federal budget deficit concerns and the potential for political conflict over legislation to fund U.S. government operations may increase the possibility of significant U.S. and global economic and financial market dislocations, interest rate and foreign exchange rate impacts and other potential unforeseen consequences that could have a material adverse effect on our results of operations and financial condition. These risks may also impact our overall liquidity, our borrowing costs, or the market price of our Subordinate Voting Shares.

Risks Related to Our Subordinate Voting Shares and this Offering

We cannot predict the impact that the offer of the Subordinate Voting Shares may have on the market price of our Subordinate Voting Shares and the value of your investment in our Company.

We cannot predict the effect, if any, that sales of, or the availability for sale of, Subordinate Voting Shares by the Selling Shareholder pursuant to this prospectus supplement and the accompanying prospectus will have on the market price of such securities prevailing from time to time. The fact that substantial amounts of our Subordinate Voting Shares will enter the public market could adversely affect the prevailing market price of our Subordinate Voting Shares and could impair our ability to fund acquisitions or to raise capital in the future through the sales of our securities. This offering or other sales of substantial amounts of our Subordinate Voting Shares, or the perception that such sales could occur, could adversely affect prevailing market prices for such stock.

The interest of our controlling shareholder, Onex may conflict with the interests of other shareholders.

Onex beneficially owns all of our outstanding Multiple Voting Shares and less than 1% of our outstanding Subordinate Voting Shares. Following completion of this offer, the number of our Subordinate Voting Shares and Multiple Voting Shares beneficially owned by Onex will represent a majority of the voting interest in Celestica. Accordingly, Onex has the ability to exercise significant influence over our business and affairs and generally has the power to determine all matters submitted to a vote of our shareholders where our shares vote together as a single class. Onex may currently make decisions regarding Celestica and our business that are opposed to other shareholders' interests or with which other shareholders may disagree. Following completion of this offering, Onex will continue to own Multiple Voting Shares representing a majority of the voting interest in Celestica.

The Subordinate Voting Shares may be less liquid and trade at a discount relative to the trading that could occur in circumstances where Onex did not have the ability to significantly influence or determine matters affecting our Company. Onex's current voting power could have the effect of deterring or preventing a change in control of our Company, including transactions in which an investor, as a holder of Subordinate Voting Shares, might otherwise receive a premium for its Subordinate Voting Shares over the then-current market price. Through its shareholdings, Onex has the power to elect our directors and Onex’s approval is required for significant corporate transactions such as certain amendments to our Restated Articles of Incorporation (“Articles”), the sale of all or substantially all of our assets and plans of arrangement. The directors so elected have the authority, subject to applicable laws, to appoint or replace senior management, cause us to issue additional Subordinate Voting Shares or Multiple Voting Shares or repurchase Subordinate Voting Shares or Multiple Voting Shares, declare dividends or take other actions. Gerald W. Schwartz, the Chairman of the Board of Onex, indirectly owns shares representing the majority of the voting rights of the shares of Onex. The interests of Onex and Mr. Schwartz may differ from the interests of the remaining holders of Subordinate Voting Shares.

A Schedule 13D/A filed by Mr. Schwartz on March 14, 2023 disclosed that Onex intends to convert the Multiple Voting Shares then beneficially owned by it into Subordinate Voting Shares (on a one-for-one basis) in approximately 6 months from such date, and is taking steps (and is requesting the Company to take steps) to put itself in a position to effect the sale, from time to time, before or after conversion, of some or all of its investment in the Company in an efficient and expeditious manner should it determine to do so. Upon completion of such conversion (or the disposition of a substantial portion of its investment in the Company), Onex would no longer be our controlling shareholder. However, following completion of this offering, Onex will continue to own Multiple Voting Shares representing a majority of the voting interest in Celestica. In addition, Onex has, from time-to-time, issued debentures exchangeable and redeemable under certain circumstances for our Subordinate Voting Shares, entered into forward equity agreements with respect to our Subordinate Voting Shares, sold our Subordinate Voting Shares (after exchanging Multiple Voting Shares for Subordinate Voting Shares), or redeemed these debentures through the delivery of Subordinate Voting Shares, and could take similar actions in the future. These sales may impact our share price or have consequences on Celestica’s debt and ownership structure.

We may lose our foreign private issuer status.

We are a foreign private issuer, and are therefore not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act applicable to U.S. domestic issuers. If more than 50% of our outstanding voting securities are directly or indirectly owned of record by residents of the U.S., we would lose our foreign private issuer status. If we were to lose our foreign private issuer status, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. For example, we would be required to change our basis of accounting from IFRS to U.S. GAAP, which could also result in potentially material changes to historical financial statements previously prepared on the basis of IFRS. We would also have to mandatorily comply with U.S. federal proxy requirements, our officers, directors, and more than 10% shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act, and we would lose our ability to rely upon exemptions from certain corporate governance rules of the NYSE.

The market price of our Subordinate Voting Shares has been volatile and will fluctuate and you may not be able to sell your Subordinate Voting Shares at or above the price at which you acquired your shares.

Volatility in our business can result in significant Subordinate Voting Shares price and volume fluctuations. Factors such as changes in our financial estimates or operating results, buy/sell recommendations by securities analysts, the timing of announcements by us or our competitors concerning significant product developments, acquisitions or financial performance, other events affecting companies in the electronics industry, currency fluctuations, general market fluctuations, macro-economic conditions, general stock market conditions, substantial sales of our Subordinate Voting Shares and/or other external factors may cause the market price of our Subordinate Voting Shares to decline. In addition, if our operating results do not meet the expectations of securities analysts or investors, the price of our Subordinate Voting Shares could decline. Furthermore, the existence of our normal course issuer bid (“NCIB”) may cause our Subordinate Voting Shares price to be higher than it would be in the absence of such a program, and repurchases under the NCIB expose us to risks resulting from a reduction in the size of our "public float," which may reduce our trading volume as well as our Subordinate Voting Shares price. You may be unable to sell your stock at or above your purchase price.

We do not anticipate paying cash dividends on our Subordinate Voting Shares in the foreseeable future, so any short-term return on your investment will depend on the market price of our Subordinate Voting Shares.

Any determination to pay cash dividends in the future will be at the discretion of our Board of Directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our Board of Directors may deem relevant. As a result, capital appreciation, if any, of our Subordinate Voting Shares will be the sole source of gain, if any, for the foreseeable future.

We have granted stock options, restricted share units (“RSUs”), and deferred share units (“DSUs”) to certain employees and directors as compensation which may depress our Subordinate Voting Shares price and result in dilution to our shareholders.

As of May 31, 2023, we had 393,472 outstanding stock options, 64,411 outstanding RSUs and 42,306 DSUs under our Long Term Incentive Plan (“LTIP”); each vested option or unit entitling the holder thereof to receive one Subordinate Voting Share (or in certain cases, cash) pursuant to the terms thereof, subject to certain time or performance-based vesting conditions. The LTIP permits the grant of additional stock options, RSUs and PSUs. Sales of a substantial number of shares of our Subordinate Voting Shares in the public market by holders of exercised stock options, vested RSUs or vested PSUs may depress the prevailing market price for our Subordinate Voting Shares and could impair our ability to raise capital through the future sale of our equity securities. Additionally, if exercised stock options or vested share units are settled in Subordinate Voting Shares issued by the Company (permitted under the LTIP), our Subordinate Voting Shares holders will incur dilution.

There can be no assurance that we will continue to repurchase Subordinate Voting Shares for cancellation.

Although we currently have an NCIB in effect, whether we repurchase Subordinate Voting Shares under such NCIB for cancellation, and the amount and timing of any such repurchases, is subject to the restrictions under our credit facility, capital availability and periodic determinations by our Board of Directors that Subordinate Voting Share repurchases are in the best interest of our shareholders and are in compliance with all applicable laws and agreements. Any future permitted Subordinate Voting Share repurchases, including their timing and amount, may be affected by, among other factors: our consolidated leverage ratio (as defined in our credit facility); our views on potential future capital requirements for strategic transactions, including acquisitions; debt service requirements; our credit rating; changes to applicable tax laws or corporate laws; and changes to our business model. In addition, the amount we spend and the number of Subordinate Voting Shares we are able to repurchase for cancellation under any NCIB or substantial issuer bid may further be affected by a number of other factors, including the Subordinate Voting Shares we arrange to be purchased by non-independent brokers to satisfy stock-based compensation awards, the price of our Subordinate Voting Shares and blackout periods in which we are restricted from repurchasing Subordinate Voting Shares. Our Subordinate Voting Shares repurchases may change from time to time, and even if permitted under our credit facility, we cannot provide assurance that we will continue to repurchase Subordinate Voting Shares for cancellation in any particular amounts, or at all. A reduction in or elimination of our Subordinate Voting Share repurchases could have a negative effect on the stock price of the Subordinate Voting Shares.

Future sales, or the perception of future sales, of a substantial amount of Celestica’s Subordinate Voting Shares may depress the price of Celestica’s Subordinate Voting Shares.

If Celestica’s shareholders sell substantial amounts of Celestica’s Subordinate Voting Shares in the public market, or there is a perception in the market that the holders of a large number of Subordinate Voting Shares intend to sell Subordinate Voting Shares, the market price of Celestica’s Subordinate Voting Shares could decline. These sales, or the perception of such future sales, also might make it more difficult for the Company to sell its equity or equity related securities in the future at a time and price that it deems appropriate.

Celestica may issue additional securities in the future, including preferred shares.

The Articles provide that the Company may issue an unlimited number of Subordinate Voting Shares, an unlimited number of Multiple Voting Shares and an unlimited number of preferred shares, issuable in one or more series, subject to the rules of any stock exchange on which the Company’s securities may be listed from time to time. If Celestica were to issue any additional Subordinate Voting Shares or preferred shares or such other classes of authorized shares that are convertible or exchangeable for Subordinate Voting Shares, the percentage ownership of existing shareholders may be reduced and diluted. The Company cannot foresee the terms and conditions of any future offerings of its securities nor the effect of such offerings on the market price of Subordinate Voting Shares. Any issuance of a significant percentage of the Company’s securities, or the perception that such issuances may occur, could have a material adverse effect on the market price of Subordinate Voting Shares and limit the Company’s ability to fund its operations through capital raising transactions in the future. Celestica has no present plans to issue any preferred shares. However, the Board of Directors of the Company has the authority to issue preferred shares and determine the price, designation, rights (including voting and dividend rights), preferences, privileges, restrictions and conditions of these shares and determine to whom they shall be issued.

The limited voting rights of Celestica’s Subordinate Voting Shares could negatively affect the Company’s attractiveness to investors and may adversely affect its market value.

The holders of Celestica’s Subordinate Voting Shares and its Multiple Voting Shares generally have similar voting rights, except that holders of Celestica’s Subordinate Voting Shares are entitled to one vote per share and holders of Celestica’s Multiple Voting Shares are entitled to 25 votes per share. In addition, the holders of Celestica’s Multiple Voting Shares have various additional rights, including conversion rights attached to the Multiple Voting Shares. The different rights of Celestica’s Subordinate Voting Shares and its Multiple Voting Shares could diminish the value of Celestica’s Subordinate Voting Shares to the extent that investors or any potential future purchasers of Celestica’s Subordinate Voting Shares attribute value to the superior voting or other rights of its Multiple Voting Shares.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization and indebtedness (other than intra-company indebtedness), determined in accordance with IFRS, as of March 31, 2023. You should read this table in conjunction with our audited consolidated financial statements and the related notes thereto for the year ended December 31, 2022 included in our Annual Report on Form 20-F for the year ended December 31, 2022 and our unaudited interim condensed consolidated financial statements for the three month period ended March 31, 2023 included in our Report on Form 6-K furnished to the SEC on April 27, 2023 (“Interim Q1 2023 Financials”), each of which we incorporate by reference in this prospectus supplement, as described in “Incorporation of Certain Information by Reference” below.

As at March 31, 2023
(in millions)
Cash and cash equivalents	$318.7

Debt
Lease Obligations*(1)	$155.9
Obligations under Credit Facility* (2)	622.6
Total long-term debt	$778.5

Shareholders’ equity
Capital stock (3)	$1,699.5
Treasury Stock	(10.3)
Contributed Surplus	1,027.9
Deficit	(1,051.9)
Accumulated other comprehensive loss	(9.7)
Total Shareholder’s Equity	$1,655.5

Total Capitalization	$2,434.0

* secured by certain assets of the Company

(1)	These lease obligations represent the present value of unpaid lease payment obligations recognized as liabilities as of March 31, 2023, which have been discounted using our incremental borrowing rate on the lease commencement dates. In addition to these lease obligations, we have commitments under additional real property leases not recognized as liabilities as of March 31, 2023 because such leases had not yet commenced as of such date. A description of these leases and minimum lease obligations thereunder are disclosed in note 24 to our audited consolidated financial statements for the year ended December 31, 2022, included in our Annual Report on Form 20-F for the year ended December 31, 2022, which is incorporated herein by reference.

(2)	Our credit facility is comprised of a term loan in the original principal amount of $350.0 million (“Initial Term Loan”), a term loan in the original principal amount of $365.0 million (“Incremental Term Loan”), and a $600.0 million revolving credit facility (“Revolver”). The Initial Term Loan matures on June 27, 2025. The Incremental Term Loan and the Revolver each mature on March 28, 2025, unless either (i) the Initial Term Loan has been prepaid or refinanced or (ii) commitments under the Revolver are available and have been reserved to repay the Initial Term Loan in full, in which case such obligations mature on December 6, 2026. The amounts in the table represent aggregate remaining term loan amounts outstanding as of March 31, 2023 (as of such date, other than ordinary course letters of credit described below, there were no amounts outstanding under the Revolver). In addition, at March 31, 2023, we had $33.7 million outstanding in letters of credit, including $17.3 million that were issued under our credit facility.

(3)	Our authorized capital consists of an unlimited number of preference shares, issuable in series, without nominal or par value, an unlimited number of Subordinate Voting Shares, without nominal or par value (which entitle the holder to one vote per share), and an unlimited number of Multiple Voting Shares, without nominal or par value (which entitle the holder to 25 votes per share). At March 31, 2023, no preference shares, 102,082,668 Subordinate Voting Shares and 18,600,193 Multiple Voting Shares were issued and outstanding (all of which are fully paid). As of such date, we also had 393,472 outstanding stock options, 4,187,641 outstanding RSUs, 4,979,316 outstanding PSUs, representing 100% of the target amount granted (amounts that will vest range from 0% to 200% of the target amount granted), and 1,632,707 outstanding DSUs, each vested option or unit entitling the holder thereof to receive one Subordinate Voting Share (or in certain cases, cash) pursuant to the terms thereof (subject to certain time or performance-based vesting conditions). At May 31, 2023, 2023, no preference shares, 100,721,798 Subordinate Voting Shares and 18,600,193 Multiple Voting Shares were issued and outstanding (all of which are fully paid). As of such date, we also had 393,472 outstanding stock options, 4,150,623 outstanding RSUs, 4,889,791 outstanding PSUs, representing 100% of the target amount granted (amounts that will vest range from 0% to 200% of the target amount granted), and 1,634,008 outstanding DSUs, each vested option or unit entitling the holder thereof to receive one Subordinate Voting Share (or in certain cases, cash) pursuant to the terms thereof (subject to certain time or performance-based vesting conditions).

The following table sets forth information with respect to stock options outstanding as at May 31, 2023 (all of which were granted under our LTIP). The options are held by one executive officer and one employee. No other stock options issued by Celestica are outstanding.

Outstanding Options

Beneficial Holders	Number of Subordinate Voting Shares Under Option	Exercise Price		Date/Year of Issuance	Date of Expiry
Employee	94,518		$10.58	November 5, 2021	November 5, 2031

Executive Officer	298,954	C$	17.52	August 1, 2015	August 1, 2025

Except as set forth in the notes to our Interim Q1 2023 Financials (incorporated by reference herein as described below), there have been no subsequent events between March 31, 2023 and the date of this document that would have a material impact on our authorized or issued share capital or the total debt reported above.

DILUTION

Net tangible book value dilution per share to new investors (“Per Share Dilution”) represents the difference between the amount per Subordinate Voting Share paid by purchasers of such shares in this offering and the net tangible book value per share immediately after completion of this offering. As of March 31, 2023, our unaudited net tangible book value was approximately $997 million, or approximately $8.26 per share. Net tangible book value per share represents the amount of our total tangible assets, excluding goodwill and other intangible assets, less total liabilities, divided by the 102,082,668 Subordinate Voting Shares and 18,600,193 Multiple Voting Shares outstanding as of March 31, 2023. Because the Subordinate Voting Shares to be sold in this offering are either already outstanding, or will be converted on a one-for-one basis immediately prior to closing from already outstanding Multiple Voting Shares, and the Company will not receive any proceedings from this Offering, the net tangible book value per share would not change. However, if you invest in our Subordinate Voting Shares, your interest will be diluted immediately to the extent of the difference between the public offering price per Subordinate Voting Share and the net tangible book value per share after this offering.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Subordinate Voting Shares by the Selling Shareholder pursuant to this offering.

EXPENSES

The following is a statement of the estimated expenses, other than any underwriting discounts and commissions, that we expect to incur in connection with the issuance and distribution of the securities registered under this registration statement:

Commission registration fee	$17,283.77	*
Printing expenses	15,000.00
Legal fees and expenses	750,000.00
Accountants’ fees and expenses	150,000.00
Transfer agent and registrar fees	10,000.00
Total	$942,283.77

*       $679,671.60 has been paid to the Commission and may be used to pay for securities offered pursuant to this prospectus supplement. The payment of any additional fees has been deferred in accordance with Rule 456(b) and 457(r) of the Securities Act.

TRADING PRICE AND VOLUME

The outstanding Multiple Voting Shares are not quoted or listed for trading on a marketplace. The outstanding Subordinate Voting Shares are listed on the NYSE and the TSX, in each case under the symbol “CLS”.

The following table sets forth, for the 12-month period prior to the date of this prospectus supplement, the reported high and low prices and the aggregate volume of trading of the Subordinate Voting Shares on the NYSE:

	Price (US$)
Period	High	Low	Trading Volume
2022
June	11.440	9.300	2,484,783
July	10.810	9.120	2,732,121
August	11.690	10.110	2,316,791
September	10.440	8.210	1,891,880
October	11.610	8.340	3,199,790
November	11.780	10.340	2,082,521
December	11.540	10.575	1,786,955
2023
January	14.280	10.990	2,362,607
February	13.960	12.810	2,505,343
March	13.310	11.535	3,081,099
April	13.005	10.760	2,615,007
May	13.170	10.500	2,774,194
June (1-2)	13.230	12.540	1,145,200

Source: NYSE MarketData

The following table sets forth, for the 12-month period prior to the date of this prospectus supplement, the reported high and low prices and the aggregate volume of trading of the Subordinate Voting Shares on the TSX:

	Price (C$)
Period	High	Low	Trading Volume
2022
June	14.355	12.150	3,305,760
July	14.010	11.810	3,209,199
August	15.130	13.250	3,765,875
September	13.550	11.280	3,835,142
October	15.860	11.590	5,418,018
November	15.660	14.150	3,591,586
December	15.650	14.440	3,007,463
2023
January	19.030	14.940	4,394,372
February	18.610	17.360	3,533,868
March	18.260	15.900	4,298,385
April	17.500	14.590	5,069,874
May	18.070	14,305	5,401.911
June (1-2)	17.790	16.980	373,200

Source: TSX MarketData and Bloomberg

DIVIDEND POLICY

We do not anticipate paying cash dividends on our Subordinate Voting Shares in the foreseeable future, so any short-term return on your investment will depend on the market price of our Subordinate Voting Shares. Any determination to pay cash dividends in the future will be at the discretion of our Board of Directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our Board of Directors may deem relevant. As a result, capital appreciation, if any, of our Subordinate Voting Shares will be the sole source of gain, if any, for the foreseeable future.

SELLING SHAREHOLDER

We are registering 12,000,000 Subordinate Voting Shares for resale by the Selling Shareholder named below. The term “Selling Shareholder” also includes any transferees, pledgees, donees, or other successors in interest to the Selling Shareholder named in the table below.

The Selling Shareholder will pay underwriting discounts and commission in connection with the offering. The Company will pay all expenses of the registration of the Subordinate Voting Shares and certain other offering expenses.

The number of shares disclosed in the table below as “beneficially owned” are those beneficially owned as determined under the rules of the SEC. Such information is not necessarily indicative of ownership for any other purpose. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. Beneficial ownership as of any date includes Subordinate Voting Shares as to which the Selling Shareholder has the right to acquire within 60 days of such date. Although beneficial ownership of Subordinate Voting Shares under this definition includes the Multiple Voting Shares on an as-converted basis (as Multiple Voting Shares are convertible into Subordinate Voting Shares at any time), beneficial ownership of each class of security is shown separately in the table below. In addition, under these rules, more than one person may be deemed a beneficial owner of the same securities. Except as indicated in the table below and accompanying footnotes, the Selling Shareholder has sole voting and sole investment power with respect to all shares that they beneficially own.

For information about our relationship with the Selling Shareholder, see “Controlling Shareholder Interest” in Item 4.B., and “Major Shareholders and Related Party Transactions — Related Party Transactions” in Item 7 of our Annual Report on Form 20-F for the year ended December 31, 2022, which is incorporated by reference herein.

A Schedule 13D/A filed by Mr. Schwartz on March 14, 2023 disclosed that Onex intends to convert the Multiple Voting Shares then beneficially owned by it into Subordinate Voting Shares (on a one-for-one basis) in approximately 6 months from such date, and is taking steps (and is requesting the Company to take steps) to put itself in a position to effect the sale, from time to time, before or after conversion, of some or all of its investment in the Company in an efficient and expeditious manner should it determine to do so. Upon completion of such conversion (or the disposition of a substantial portion of its investment in the Company), Onex would no longer be our controlling shareholder. However, following completion of this offering, Onex will continue to own Multiple Voting Shares representing a majority of the voting interest in Celestica.

Percentages in the table below are based on 100,721,798 Subordinate Voting Shares and 18,600,193 Multiple Voting Shares outstanding as of May 31, 2023.‡

The following table, which was prepared based on information filed publicly or supplied to us by the Selling Shareholder, sets forth: the number of Subordinate Voting Shares and Multiple Voting Shares beneficially owned by the Selling Shareholder, the percentage of each class so owned, the percentage of all equity shares of the Company so owned, and the percentage of voting power so held, both prior to and after the sale of the Subordinate Voting Shares covered by this prospectus supplement and the accompanying prospectus, as well as the number of Subordinate Voting Shares that such Selling Shareholder is offering under this prospectus supplement and the accompanying prospectus. Please read the footnotes accompanying this table carefully.

	Shares Beneficially Owned Prior to the Offering						Number of Subordinate Voting Shares Offered (1)	Shares Beneficially Owned After the Offering
	Subordinate Voting Shares		Multiple Voting Shares					Subordinate Voting Shares		Multiple Voting Shares
Name of Shareholder (2)	Number	% of Class	Number	% of Class	% of All Equity Shares	% of Voting Power		Number	% of Class	Number	% of Class	% of All Equity Shares	% of Voting Power
Onex Corporation (3)	397,045	0.4%	18,600,193	100%	15.9%	82.3%	12,000,000	147,826	0.1%	6,925,146	100%	5.9%	60.7%

(1)	The Subordinate Voting Shares to be sold by the Selling Shareholder in this offering consist of (i) Subordinate Voting Shares that are issued to the Selling Shareholder by the Company immediately prior to the closing of this offering upon the conversion by the Selling Shareholder of an equivalent number of Multiple Voting Shares; and (ii) Subordinate Voting Shares that are acquired by the Selling Shareholder from its affiliates and associates immediately prior to such closing, including 75,734 Subordinate Voting Shares beneficially owned by Mr. Gerald W. Schwartz, but not by the Selling Shareholder as of May 31, 2023. See “Underwriting – Settlement.”

(2)	Mr. Schwartz is the Chairman of the Board of Onex, and indirectly owns multiple voting shares of Onex carrying the right to elect a majority of the Onex board of directors. Accordingly, under applicable securities laws, Mr. Schwartz is deemed to be the beneficial owner of all Celestica shares beneficially owned by Onex. Mr. Schwartz has advised Celestica, however, that he disclaims beneficial ownership of such shares.

(3)	Onex beneficially owns 17,655,183 Multiple Voting Shares directly, and 945,010 Multiple Voting shares through OMI Partnership Holdings Ltd., a wholly-owned subsidiary of Onex. Accordingly, under applicable securities laws, Onex is deemed to be the beneficial owner of the Celestica shares beneficially owned by OMI Partnership Holdings Ltd. (which is not a Selling Shareholder in this offering). 814,546 of the Multiple Voting Shares beneficially owned by Onex are subject to options granted to certain officers of Onex pursuant to certain Onex management investment plans, which options may be exercised upon specified dispositions by Onex (directly or indirectly) of Celestica's securities, with respect to which Onex has the right to vote or direct the vote ("MIP Options"), including 688,807 MIP Options granted to Mr. Schwartz. Each Multiple Voting Share will, upon exercise of such MIP Options, be automatically converted into one Subordinate Voting Share. However, The MIP Options are synthetic options on the corresponding number of Multiple Voting shares held by Onex, so that if the grantee elected to exercise such MIP Options, Onex could elect to settle the MIP Options with cash.

‡  On a fully-diluted basis, assuming all outstanding securities issued by the Company are converted into or exercised, exchanged or redeemed for Subordinate Voting Shares (including assuming the conversion of all Multiple Voting Shares for an equivalent number of Subordinate Voting Shares), Onex would currently beneficially own 18,997,238 Subordinate Voting Shares, representing approximately 15.9% of the Subordinate Voting Shares. On a fully-diluted basis, upon completion of the Offering, assuming all outstanding securities issued by the Company are converted into or exercised, exchanged or redeemed for Subordinate Voting Shares (including assuming the conversion of all Multiple Voting Shares for an equivalent number of Subordinate Voting Shares), Onex would beneficially own 7,072,972 Subordinate Voting Shares, representing approximately 5.9% of the Subordinate Voting Shares.

Celestica’s Articles provide "coat-tail" protection to the holders of the Subordinate Voting Shares by providing that the Multiple Voting Shares will be converted automatically into Subordinate Voting Shares upon any transfer thereof, except (i) a transfer to Onex or any affiliate of Onex or (ii) a transfer of 100% of the outstanding Multiple Voting Shares to a purchaser who also has offered to purchase all of the outstanding Subordinate Voting Shares for a per share consideration identical to, and otherwise on the same terms as, that offered for the Multiple Voting Shares, and the Multiple Voting Shares held by such purchaser thereafter shall be subject to the share provisions relating to conversion (including with respect to the provisions described herein) as if all references to Onex were references to such purchaser. In addition, if (i) any holder of any Multiple Voting Shares ceases to be an affiliate of Onex, or (ii) Onex and its affiliates, collectively, cease to have the right, in all cases, to exercise the votes attached to, or to direct the voting of, any of the Multiple Voting Shares held by Onex and its affiliates, such Multiple Voting Shares shall convert automatically into Subordinate Voting Shares on a one-for-one basis. For these purposes, (i) Onex includes any successor corporation resulting from an amalgamation, merger, arrangement, sale of all or substantially all of its assets, or other business combination or reorganization involving Onex, provided that such successor corporation beneficially owns directly or indirectly all Multiple Voting Shares beneficially owned directly or indirectly by Onex immediately prior to such transaction and is controlled by the same person or persons as controlled Onex prior to the consummation of such transaction; (ii) a corporation shall be deemed to be a subsidiary of another corporation if, but only if, (a) it is controlled by that other, or that other and one or more corporations each of which is controlled by that other, or two or more corporations each of which is controlled by that other, or (b) it is a subsidiary of a corporation that is that other's subsidiary; (iii) "affiliate" means a subsidiary of Onex or a corporation controlled by the same person or company that controls Onex; and (iv) "control" means beneficial ownership of, or control or direction over, securities carrying more than 50% of the votes that may be cast to elect directors if those votes, if cast, could elect more than 50% of the directors. For these purposes, a person is deemed to beneficially own any security which is beneficially owned by a corporation controlled by such person. In addition, if at any time the number of outstanding Multiple Voting Shares shall represent less than 5% of the aggregate number of the outstanding Multiple Voting Shares and Subordinate Voting Shares, all of the outstanding Multiple Voting Shares shall be automatically converted at such time into Subordinate Voting Shares on a one-for-one basis. Onex, which beneficially owns, controls or directs, directly or indirectly all of the outstanding Multiple Voting Shares, has entered into an agreement with Celestica and Computershare Trust Company of Canada (as successor to the Montreal Trust Company of Canada), as trustee for the benefit of the holders of the Subordinate Voting Shares, for the purpose of ensuring that the holders of Subordinate Voting Shares will not be deprived of any rights under applicable take-over bid legislation to which they would be otherwise entitled in the event of a take-over bid (as that term is defined in applicable securities legislation) if Multiple Voting Shares and Subordinate Voting Shares were of a single class of shares. Subject to certain permitted forms of sale, such as identical or better offers to all holders of Subordinate Voting Shares, Onex has agreed that it, and any of its affiliates that may hold Multiple Voting Shares from time to time, will not sell any Multiple Voting Shares, directly or indirectly, pursuant to a take-over bid (as that term is defined under applicable securities legislation) under circumstances in which any applicable securities legislation would have required the same offer or a follow-up offer to be made to holders of Subordinate Voting Shares if the sale had been a sale of Subordinate Voting Shares rather than Multiple Voting Shares, but otherwise on the same terms.

The address of Onex is: 161 Bay Street, P.O. Box 700, Toronto, Ontario, Canada M5J 2S1.

UNDERWRITING

The Company, the Selling Shareholder and the Underwriter named in the table below (the “Underwriter,” provided that to the extent there is only a single underwriter named below, the term “Underwriters” shall be deemed to refer to such single underwriter) have entered into an underwriting agreement with respect to the Subordinate Voting Shares being offered. Subject to certain conditions, the Underwriters have agreed to purchase the number of Subordinate Voting Shares indicated in the following table.

Underwriters	Number of Subordinate Voting Shares
RBC Capital Markets, LLC	12,000,000
Total	12,000,000

The offering is being made concurrently in the United States and in each of the provinces and territories of Canada. The Subordinate Voting Shares will be offered in the United States through those Underwriters who are registered to offer the Subordinate Voting Shares for sale in the United States, and such other registered dealers as may be designated by the Underwriters. The Subordinate Voting Shares will be offered in each of the provinces and territories of Canada through those Underwriters or their Canadian affiliates who are registered to offer the Subordinate Voting Shares for sale in such provinces and territories and such other registered dealers as may be designated by the Underwriters. Subject to applicable law, the Underwriters, or such other registered dealers as may be designated by the Underwriters, may offer the Subordinate Voting Shares outside of the United States and Canada.

The obligations of the Underwriters under the underwriting agreement are subject to customary conditions, including the delivery of certain documents and legal opinions and the condition that there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE or on the TSX; (ii) a suspension or material limitation in trading in our securities on the NYSE or on the TSX; (iii) a general moratorium on commercial banking activities in the United States or Canada declared by the relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States or Canada; (iv) the outbreak or escalation of hostilities involving the United States or Canada or the declaration by the United States or Canada of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or Canada or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Underwriters’ judgment such as to make it impracticable or inadvisable to proceed with our offering or the delivery of our Subordinate Voting Shares. The Underwriters, however, are obligated to take and pay for all of the Subordinate Voting Shares being offered.

The Company and the Selling Shareholder have agreed to indemnify the Underwriters and their directors, officers and employees against certain liabilities, including, without restriction, liabilities under the Securities Act and civil liabilities under Canadian securities legislation, and to contribute to any payments the Underwriters may be required to make in respect thereof. The Company and the Selling Shareholder have agreed to indemnify one another against liabilities with respect to certain information related solely to the respective party and furnished in writing to the other for use in this prospectus supplement.

Pricing of the Offering

The Underwriters have agreed to purchase the Subordinate Voting Shares from the Selling Shareholder at a price of $      per share, which will result in $      of proceeds to the Selling Shareholder before expenses. The Underwriters propose to offer the Subordinate Voting Shares from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, and the compensation realized by the Underwriters will be dependent on such selling prices.

The offering of the Subordinate Voting Shares by the Underwriters is subject to receipt and acceptance and subject to the Underwriters’ right to reject any order in whole or in part, and the right is reserved to close the subscription books at any time without notice.

Fees

In consideration for their services in connection with the offering, the Underwriters will receive the aggregate of the difference, if any, between the price at which they purchase the Subordinate Voting Shares from the Selling Shareholder and the price at which the Underwriters sell such Subordinate Voting Shares to the public pursuant to the offering. The fees and expenses of the offering, excluding underwriting discounts and commissions, are estimated at approximately $942,284 and are payable by the Company. The Company has also agreed to reimburse the Underwriters for expenses relating to the clearance of this offering with the Financial Industry Regulatory Authority up to $5,000.

Lock-Up Arrangements

The Company, its officers, directors, and the Selling Shareholder have agreed with the Underwriters, subject to certain exceptions, not to dispose of or hedge any of their Subordinate Voting Shares or securities convertible into or exchangeable for Subordinate Voting Shares during the period from the date of the underwriting agreement continuing through the date 45 days after the date of this prospectus supplement, except with the prior written consent of the Underwriters. This agreement does not apply to any existing employee benefit plans or the conversion of additional Multiple Voting Shares into Subordinate Voting Shares from time to time by the Selling Shareholder. The Company’s officers and directors do not intend to subscribe for Subordinate Voting Shares in this offering.

Settlement

The Subordinate Voting Shares to be distributed to the public under the offering will be deposited on the closing date, which is expected to be on or about June   , 2023, under the book-based system of registration and registered in the name of The Depository Trust Company (“DTC”) or its nominee or CDS Clearing and Depository Services Inc. (“CDS”) or its nominee. No certificates evidencing the Subordinate Voting Shares will be issued to purchasers of the Subordinate Voting Shares. Purchasers of the Subordinate Voting Shares will receive only a customer confirmation from the Underwriters or other registered dealer from or through whom a beneficial interest in the Subordinate Voting Shares is purchased.

To the extent that the Selling Shareholder is unable to acquire, for resale in the Offering, Subordinate Voting Shares from its affiliates and associates prior to closing of the Offering, the Selling Shareholder will convert additional Multiple Voting Shares to Subordinate Voting Shares on a one-for-one basis such that the Offering will include additional Subordinate Voting Shares issued to the Selling Shareholder by the Company immediately prior to the closing of the Offering instead of such acquired shares.

Price Stabilization, Short Positions and Passive Market Making

In connection with the offering, the Underwriters may, subject to applicable law, over allocate or effect transactions which stabilize or maintain the market price of the Subordinate Voting Shares at levels other than those which otherwise might prevail on the open market, including: stabilizing transactions; short sales; purchases to cover positions created by short sales; imposition of penalty bids; and syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Subordinate Voting Shares while the offering is in progress. These transactions may also include making short sales of the Subordinate Voting Shares, which involve the sale by the Underwriters of a greater number of Subordinate Voting Shares than they are required to purchase in the offering. Short sales may be “covered short sales” or may be “naked short sales”, which involve the sale by the Underwriters of a greater number of Subordinate Voting Shares than they are required to purchase in the offering. The Underwriters may close out any covered short position by purchasing Subordinate Voting Shares in the open market.

The Underwriters must close out any naked short position by purchasing Subordinate Voting Shares in the open market. A naked short position is more likely to be created if the Underwriters are concerned that there may be downward pressure on the price of the Subordinate Voting Shares in the open market that could adversely affect investors who purchase Subordinate Voting Shares in the offering.

In addition, in accordance with policy statements of certain Canadian securities regulators and the Universal Market Integrity Rules for Canadian Marketplaces (“UMIR”), the Underwriters may not, at any time during the period of distribution, bid for or purchase Subordinate Voting Shares. The foregoing restriction is, however, subject to exceptions as permitted by such policy statements and UMIR. These exceptions include a bid or purchase permitted under the provisions of such policy statements and UMIR relating to market stabilization and passive market making activities and a bid or purchase made for and on behalf of a customer where the order was not solicited during the period of distribution.

As a result of these activities, the price of the Subordinate Voting Shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the Underwriters at any time. The Underwriters may carry out these transactions on any stock exchange on which the Subordinate Voting Shares are listed, in the over the counter market, or otherwise.

Our Subordinate Voting Shares are listed on the NYSE in the United States and on the TSX in Canada under the symbol “CLS.”

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the Underwriters and their respective affiliates may have provided, and may in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses. An affiliate of RBC Capital Markets, LLC is a lender to the Company.

In the ordinary course of their various business activities, the Underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The Underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

Other than in the United States and each of the Canadian provinces and territories, no action has been taken by us or the Underwriters that would permit a public offering of the Subordinate Voting Shares offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The Subordinate Voting Shares offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement or the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such Subordinate Voting Shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Subordinate Voting Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area

In relation to each member state of the European Economic Area (each a “Relevant State”), no Subordinate Voting Shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Subordinate Voting Shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the relevant competent authority in that Relevant State, all in accordance with the Prospectus Regulation (as defined herein), except that offers of Subordinate Voting Shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the Underwriters for any such offer; or
(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of Subordinate Voting Shares shall require the Company or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to, and with each of the representatives and us that it is a “qualified investor” as defined in the Prospectus Regulation.

In the case of any Subordinate Voting Shares being offered to a financial intermediary as that term is used in Article 5 of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a nondiscretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a member state to qualified investors as so defined, or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to any Subordinate Voting Shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the Subordinate Voting Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Subordinate Voting Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

The Company has not authorized and does not authorize the making of any offer of Subordinate Voting Shares through any financial intermediary on its behalf, other than offers made by the Underwriters with a view to the final placement of the Subordinate Voting Shares as contemplated in this prospectus supplement and accompanying prospectus. Accordingly, no purchaser of the Subordinate Voting Shares, other than the Underwriters, is authorized to make any further offer of the Subordinate Voting Shares on behalf of the Selling Shareholder or the Underwriters.

United Kingdom

No Subordinate Voting Shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the Subordinate Voting Shares that either (i) has been approved by the Financial Conduct Authority or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that offers of Subordinate Voting Shares may be made to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the Underwriters for any such offer; or
(c)	in any other circumstances falling within section 86 of the Financial Services and Markets 2000 Act (as amended, the “FSMA”),

provided that no such offer of Subordinate Voting Shares shall require the Company or any Underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression of an “offer to the public” in relation to any Subordinate Voting Shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and the Subordinate Voting Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Subordinate Voting Shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018.

In the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “FPO”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the FPO (all such persons together being referred to as “relevant persons”). Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this prospectus supplement or use it as the basis for taking any action. In the United Kingdom, any investment or investment activity that this prospectus supplement relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

Each Underwriter has represented and agreed that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Subordinate Voting Shares in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Subordinate Voting Shares in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Subordinate Voting Shares. The Subordinate Voting Shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the Subordinate Voting Shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Subordinate Voting Shares constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Subordinate Voting Shares may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This Prospectus Supplement relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with exempt offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the Prospectus. The Subordinate Voting Shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Subordinate Voting Shares offered should conduct their own due diligence on the Subordinate Voting Shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Hong Kong

The Subordinate Voting Shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation, or document relating to the Subordinate Voting Shares has been or may be issued or has been or may be in the possession of any person for the purposes of issuance, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Subordinate Voting Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (FIEL) has been made or will be made with respect to the solicitation of the application for the acquisition of the Subordinate Voting Shares. Accordingly, the Subordinate Voting Shares have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan. For Qualified Institutional Investors (QII) please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the Subordinate Voting Shares constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the Subordinate Voting Shares. The Subordinate Voting Shares may be transferred only to QIIs. For Non-QII Investors please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the Subordinate Voting Shares constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the Subordinate Voting Shares. The Subordinate Voting Shares may be transferred only en bloc without subdivision to a single investor.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Subordinate Voting Shares may not be circulated or distributed, nor may the Subordinate Voting Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Subordinate Voting Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Subordinate Voting Shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; (3) by operation of law; (4) pursuant to Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offer of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notification under Section 309B(1)(c) of the SFA

The Company has determined that the Subordinate Voting Shares are (A) prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and (B) Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Solely for the purposes of its obligations pursuant to Section 309B of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in the CMP Regulations 2018), that the Subordinate Voting Shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Australia

No “prospectus” or other “disclosure document”, as each of those terms are defined in the Corporations Act 2001 of Australia (the “Australian Corporations Act”), in relation to the Subordinate Voting Shares has been, or will be, lodged with the Australian Securities and Investments Commission. Each Underwriter has represented and agreed that it: (a) has not made (directly or indirectly) or invited, and will not make (directly or indirectly) or invite, an offer of the Subordinate Voting Shares for issue or sale in Australia (including an offer or invitation which is received by a person in Australia); and (b) has not distributed or published, and will not distribute or publish, this prospectus supplement or any other offering material or advertisement relating to the Subordinate Voting Shares in Australia, unless: (i) the aggregate consideration payable for such Subordinate Voting Shares on acceptance of the offer is at least A $500,000 (or its equivalent in any other currency, in either case calculated in accordance with both section 708(9) of the Australian Corporations Act and regulation 7.1.18 of the Corporations Regulations 2001 of Australia) or the offer or invitation does not otherwise require disclosure to investors under Parts 6D.2 or 7.9 of the Australian Corporations Act; (ii) the offer or invitation constitutes an offer to either a “wholesale client” or “sophisticated investor” for the purposes of Chapter 7 of the Australian Corporations Act; (iii) such action complies with any applicable laws, regulations and directives (including without limitation, the licensing requirements set out in Chapter 7 of the Australian Corporations Act) in Australia; and (iv) such action does not require any document to be lodged with Australian Securities and Investments Commission or any other regulatory authority in Australia.

MATERIAL INCOME TAX CONSEQUENCES

Material Canadian Federal Income Tax Considerations

The following is a summary of the material Canadian federal income tax considerations generally applicable to a person (a "U.S. SVS Holder"), who acquires Subordinate Voting Shares and who, for purposes of the Income Tax Act (Canada) ("Canadian Tax Act") and the Canada-United States Income Tax Convention (1980) (as amended, the "Tax Treaty") at all relevant times is resident in the U.S. and is neither resident nor deemed to be resident in Canada, is eligible for benefits under the Tax Treaty, deals at arm's length and is not affiliated with Celestica or the Selling Shareholder, holds such Subordinate Voting Shares as capital property, and does not use or hold, and is not deemed to use or hold, the Subordinate Voting Shares in carrying on business in Canada. Special rules, which are not discussed in this summary, may apply to a U.S. SVS Holder that is a financial institution (as defined in the Canadian Tax Act), or is an insurer to whom the Subordinate Voting Shares are designated insurance property (as defined in the Canadian Tax Act).

This summary is based on Celestica's understanding of the current provisions of the Tax Treaty, the Canadian Tax Act and the regulations thereunder, all specific proposals to amend the Canadian Tax Act or the regulations publicly announced by the Minister of Finance (Canada) prior to the date hereof, and the current published administrative policies and assessing practices of the Canada Revenue Agency.

This summary does not express an exhaustive discussion of all possible Canadian federal income tax considerations and, except as mentioned above, does not take into account or anticipate any changes in law, whether by legislative, administrative or judicial decision or action, nor does it take into account the tax legislation or considerations of any province or territory of Canada or any jurisdiction other than Canada, which may differ significantly from the considerations described in this summary.

    This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder, and no representation with respect to the Canadian federal income tax consequences to any particular holder is made. Consequently, U.S. SVS Holders of Subordinate Voting Shares should consult their own tax advisors with respect to the income tax consequences to them having regard to their particular circumstances.

All amounts relevant in computing a U.S. SVS Holder's liability under the Canadian Tax Act are to be computed in Canadian dollars.

Taxation of Dividends

By virtue of the Canadian Tax Act and the Tax Treaty, dividends (including stock dividends) on Subordinate Voting Shares paid or credited or deemed to be paid or credited to a U.S. SVS Holder who is the beneficial owner of such dividends will generally be subject to Canadian non-resident withholding tax at the rate of 15% of the gross amount of such dividends. Under the Tax Treaty, the rate of withholding tax on dividends is reduced to 5% if that U.S. SVS Holder is a company that beneficially owns (or is deemed to beneficially own) at least 10% of the voting stock of Celestica. Moreover, under the Tax Treaty, dividends paid to certain religious, scientific, literary, educational or charitable organizations and certain pension organizations that are resident in, and generally exempt from tax in, the U.S., generally are exempt from Canadian non-resident withholding tax. Provided that certain administrative procedures are observed by such an organization, Celestica would not be required to withhold such tax from dividends paid or credited to such organization. Any such organization that has suffered withholding tax should consult its own advisors about the possibility of seeking a refund.

Disposition of Subordinate Voting Shares

A U.S. SVS Holder will not be subject to tax under the Canadian Tax Act in respect of any gain realized on the disposition or deemed disposition of Subordinate Voting Shares unless the Subordinate Voting Shares constitute or are deemed to constitute "taxable Canadian property" other than "treaty-protected property," each as defined in the Canadian Tax Act, at the time of such disposition. Generally, Subordinate Voting Shares will not be "taxable Canadian property" to a U.S. SVS Holder at a particular time, where the Subordinate Voting Shares are listed on a designated stock exchange (which currently includes the TSX and NYSE) at that time, unless at any time during the 60-month period immediately preceding that time: (A) the U.S. SVS Holder, persons with whom the U.S. SVS Holder did not deal at arm's length, partnerships of which the U.S. SVS Holder or persons not dealing at arm's length with the U.S. SVS Holder holds a membership interest (directly or indirectly through another partnership) or the U.S. SVS Holder together with all such persons or partnerships, owned 25% or more of the issued shares of any class or series of shares of the capital stock of Celestica; and (B) more than 50% of the fair market value of the Subordinate Voting Shares was derived directly or indirectly from one or any combination of (i) real or immovable properties situated in Canada, (ii) "Canadian resource properties", (iii) "timber resource properties" and (iv) options in respect of, or interests in, property described in (i) to (iii), in each case as defined in the Canadian Tax Act. In certain circumstances set out in the Canadian Tax Act, the Subordinate Voting Shares of a particular U.S. SVS Holder could be deemed to be "taxable Canadian property" to that holder. Even if the Subordinate Voting Shares are "taxable Canadian property" to a U.S. SVS Holder, they generally will be "treaty-protected property" to such holder by virtue of the Tax Treaty if the value of such shares at the time of disposition is not derived principally from "real property situated in Canada" as defined for these purposes under the Tax Treaty and the Canadian Tax Act. It is expected that the value of the Subordinate Voting Shares should not be considered derived principally from such "real property situated in Canada" at any relevant time; accordingly, any gain realized by the U.S. SVS Holder upon the disposition of the Subordinate Voting Shares generally should be exempt from tax under the Canadian Tax Act.

Material U.S. Federal Income Tax Considerations

The following discussion describes the material U.S. federal income tax consequences to U.S. Holders (as defined below). For purposes of this discussion, a U.S. Holder means a beneficial owner of Subordinate Voting Shares that is a citizen or resident of the U.S., a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the U.S. or of any state thereof, an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or a trust, if either (i) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more "United States persons" (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust, or (ii) the trust has made an election under applicable U.S. Department of the Treasury regulations (“Treasury Regulations”) to be treated as a domestic trust for U.S. federal income tax purposes. If a partnership (or any other entity that is treated as a partnership for U.S. federal income tax purposes) holds Subordinate Voting Shares, the tax treatment of an equity owner of the partnership (or other entity that is treated as a partnership for U.S. federal income tax purposes) generally will depend upon the status of the equity owner and upon the activities of the partnership (or other entity that is treated as a partnership for U.S. federal income tax purposes). If you are an equity owner of a partnership (or other entity that is treated as a partnership for U.S. federal income tax purposes) holding Subordinate Voting Shares, we suggest that you consult with your tax advisor. This summary is for general information purposes only. It does not purport to be a comprehensive description of all of the tax considerations that may be relevant to your decision to purchase, hold or dispose of Subordinate Voting Shares. This summary considers only U.S. Holders who will own Subordinate Voting Shares as capital assets within the meaning of Section 1221 of the Code. In this context, the term "capital assets" means, in general, assets held for investment by a taxpayer. A "Non-U.S. Holder" means a beneficial owner of Subordinate Voting Shares that is (i) not a U.S. Holder and (ii) not a partnership for U.S. federal income tax purposes. Certain material aspects of U.S. federal income tax relevant to Non-U.S. Holders are also discussed below.

This discussion is based on current provisions of the Code, current and proposed Treasury Regulations promulgated thereunder, administrative rulings and pronouncements of the IRS, and judicial decisions, all as of the date hereof, and all of which are subject to change, possibly on a retroactive basis. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular U.S. Holder based on the U.S. Holder's individual circumstances. In particular, this discussion does not address the potential application of the alternative minimum tax or U.S. federal income tax consequences to U.S. Holders who are subject to special treatment, including, without limitation, taxpayers who are broker dealers or insurance companies, taxpayers who have elected mark-to-market accounting, individual retirement and other tax-deferred accounts, tax-exempt organizations, financial institutions or "financial services entities," real estate investment trusts, regulated investment companies, taxpayers subject to special accounting rules under Section 451(b) of the Code, taxpayers who hold Subordinate Voting Shares as part of a "straddle," "hedge" or "conversion transaction" with other investments, taxpayers owning directly, indirectly or by attribution at least 10% of the voting power or value of our share capital, and taxpayers whose functional currency (as defined in Section 985 of the Code) is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal gift or estate tax or state, local or non-U.S. tax laws. Additionally, the discussion does not consider the tax treatment of persons who hold Subordinate Voting Shares through a partnership or other pass-through entity (such as an S corporation). For U.S. federal income tax purposes, income earned through a non-U.S. or domestic partnership or similar entity generally is attributed to its owners. You are advised to consult your own tax advisor with respect to the specific tax consequences to you of purchasing, holding or disposing of Subordinate Voting Shares.

Taxation of Dividends Paid on Subordinate Voting Shares

Subject to the discussion of the passive foreign investment company (PFIC) rules below, in the event that we pay a dividend, a U.S. Holder will be required to include in gross income as ordinary income the amount of any distribution paid on Subordinate Voting Shares, including any Canadian taxes withheld from the amount paid, on the date the distribution is received, to the extent that the distribution is paid out of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. In addition, distributions of the Company's current or accumulated earnings and profits will be foreign source "passive category income" for U.S. foreign tax credit purposes and generally will not qualify for the dividends received deduction available to corporations. Distributions in excess of such earnings and profits will be applied against and will reduce the U.S. Holder's tax basis in the Subordinate Voting Shares and, to the extent in excess of such basis, will be treated as capital gain.

Distributions of current or accumulated earnings and profits paid in Canadian dollars to a U.S. Holder will be includible in the income of the U.S. Holder in a dollar amount calculated by reference to the exchange rate on the date the distribution is received. A U.S. Holder who receives a distribution of Canadian dollars and converts the Canadian dollars into U.S. dollars subsequent to receipt will have foreign exchange gain or loss based on any appreciation or depreciation in the value of the Canadian dollar against the U.S. dollar. Such gain or loss will generally be ordinary income and loss and will generally be U.S. source gain or loss for U.S. foreign tax credit purposes. U.S. Holders should consult their own tax advisors regarding the treatment of a foreign currency gain or loss.

U.S. Holders will generally have the option of claiming the amount of any Canadian income taxes withheld either as a deduction from gross income or as a dollar-for-dollar credit against their U.S. federal income tax liability, subject to specified conditions and limitations. Individuals who do not claim itemized deductions, but instead utilize the standard deduction, may not claim a deduction for the amount of the Canadian income taxes withheld, but these individuals generally may still claim a credit against their U.S. federal income tax liability. The amount of foreign income taxes that may be claimed as a credit in any year is subject to complex limitations and restrictions, which must be determined on an individual basis by each shareholder. The total amount of allowable foreign tax credits in an income category in any year cannot exceed the pre-credit U.S. tax liability for the year attributable to foreign source taxable income in such income category and further limitations may apply to individuals under the alternative minimum tax. A U.S. Holder will be denied a foreign tax credit with respect to Canadian income tax withheld from dividends received on Subordinate Voting Shares to the extent that he or she has not held such Subordinate Voting Shares for at least 16 days of the 31-day period beginning on the date which is 15 days before the ex-dividend date or to the extent that he or she is under an obligation to make related payments with respect to substantially similar or related property. Instead, a deduction may be allowed. Any days during which a U.S. Holder has substantially diminished his or her risk of loss on his or her Subordinate Voting Shares are not counted toward meeting the 16-day holding period.

Individuals, estates or trusts who receive "qualified dividend income" (excluding dividends from a PFIC) generally will be taxed at a current maximum U.S. federal income tax rate of 20% (rather than the higher tax rates generally applicable to items of ordinary income) provided certain holding period requirements are met. Subject to the discussion of the PFIC rules below, Celestica believes that dividends paid by it with respect to its Subordinate Voting Shares should constitute "qualified dividend income" for U.S. federal income tax purposes and that holders who are individuals (as well as certain trusts and estates) should be entitled to the reduced rate of tax, as applicable. Holders are urged to consult their own tax advisors regarding the impact of the "qualified dividend income" provisions of the Code on their particular situations, including related restrictions and special rules.

Dividends received by certain individuals, trusts and estates with income above certain thresholds will also be subject to a 3.8% unearned Medicare contribution tax on passive income.

Taxation of Disposition of Subordinate Voting Shares

Subject to the discussion of the PFIC rules below, upon the sale, exchange or other disposition of Subordinate Voting Shares, a U.S. Holder will recognize capital gain or loss in an amount equal to the difference between his or her adjusted tax basis in his or her shares and the amount realized on the disposition.

A U.S. Holder's adjusted tax basis in Subordinate Voting Shares will generally be the initial cost, but may be adjusted for various reasons including the receipt by such U.S. Holder of a distribution that was not made up wholly of earnings and profits as described above under the heading "Taxation of Dividends Paid on Subordinate Voting Shares." A U.S. Holder that uses the cash method of accounting calculates the U.S. dollar value of the proceeds received on the sale as of the date that the sale settles, while a U.S. Holder who uses the accrual method of accounting generally calculates the U.S. dollar value of the sale proceeds as of the trade date, unless he or she has elected to use the settlement date to determine his or her U.S. dollar proceeds of the sale. Capital gain from the sale, exchange or other disposition of shares held more than one year is long-term capital gain. Long-term capital gain that is recognized by non-corporate taxpayers is eligible for a current maximum 20% U.S. federal income tax rate plus a 3.8% tax on passive income derived by certain individuals, trusts and estates with income above certain thresholds. A reduced rate does not apply to capital gains realized by a U.S. Holder that is a corporation. Capital losses are generally deductible only against capital gains and not against ordinary income. In the case of an individual, however, unused capital losses in excess of capital gains may offset up to $3,000 annually of ordinary income. Gain or loss recognized by a U.S. Holder on a sale, exchange or other disposition of Subordinate Voting Shares generally will be treated as U.S. source income or loss for U.S. foreign tax credit purposes. A U.S. Holder who receives foreign currency upon disposition of Subordinate Voting Shares and converts the foreign currency into U.S. dollars subsequent to receipt will have foreign exchange gain or loss based on any appreciation or depreciation in the value of the foreign currency against the U.S. dollar. U.S. Holders should consult their own tax advisors regarding the treatment of a foreign currency gain or loss.

Tax Consequences if We Are a Passive Foreign Investment Company

A non-U.S. corporation will be a passive foreign investment company, or PFIC, if, in general, either (i) 75% or more of its gross income in a taxable year, including its pro rata share of the gross income of any U.S. or foreign company in which it is considered to own 25% or more of the shares by value, is passive income or (ii) 50% or more of its assets in a taxable year (determined based on a quarterly average), and ordinarily determined based on fair market value and including its pro rata share of the assets of any company in which it is considered to own 25% or more of the shares by value, are held for the production of, or produce, passive income. If Celestica were a PFIC for any taxable year during which a U.S. Holder holds Subordinate Voting Shares and such U.S. Holder did not make an election to treat the Company as a "qualified electing fund" and did not make a "mark-to-market" election, each as described below, then:

•	Such U.S. Holder would be subject to special and adverse tax rules with respect to any "excess distribution" received from Celestica. "Excess distributions" are amounts received by a U.S. Holder with respect to Subordinate Voting Shares in any taxable year that exceed 125% of the average distributions received by the U.S. Holder from the Company in the shorter of either the three previous years or his or her holding period for his or her shares before the present taxable year. Excess distributions must be allocated ratably to each day that a U.S. Holder has held Subordinate Voting Shares. A U.S. Holder must include amounts allocated to the current taxable year and to any non-PFIC years in his or her gross income as ordinary income for that year. A U.S. Holder must pay tax on amounts allocated to each prior taxable PFIC year at the highest marginal tax rate in effect for that year on ordinary income and the tax is subject to an interest charge at the rate applicable to deficiencies for income tax.

•	The entire amount of gain that is realized by a U.S. Holder upon the sale or other disposition of shares would also be considered an excess distribution and would be subject to tax as described above.

•	A U.S. Holder's tax basis in shares that were acquired from a decedent that is a United States person generally would not receive a step-up to fair market value as of the date of the decedent's death but instead would be equal to the decedent's tax basis, if lower than such value.

The special PFIC rules do not apply to a U.S. Holder if the U.S. Holder makes an election to treat the Company as a "qualified electing fund" in the first taxable year in which Celestica is a PFIC during the period that he or she owns Subordinate Voting Shares and if we comply with reporting requirements as described below. Instead, a shareholder of a qualified electing fund is required for each taxable year to include in income a pro rata share of the ordinary earnings of the qualified electing fund as ordinary income and a pro rata share of the net capital gain of the qualified electing fund as long-term capital gain, subject to a separate election to defer payment of taxes, which deferral is subject to an interest charge. We have agreed to supply U.S. Holders with the information needed to report income and gain pursuant to this election in the event that we are classified as a PFIC. The election is made on a shareholder-by-shareholder basis and may be revoked only with the consent of the IRS. A shareholder makes the election by attaching a completed IRS Form 8621, reflecting the information contained in the PFIC annual information statement, to a timely filed U.S. federal income tax return. Even if an election is not made, a shareholder in a PFIC who is a U.S. Holder generally must file a completed IRS Form 8621 every year.

A U.S. Holder who owns PFIC shares that are publicly traded could elect to mark the shares to market annually, recognizing as ordinary income or loss each year an amount equal to the difference as of the close of the taxable year between the fair market value of the PFIC shares and the U.S. Holder's adjusted tax basis in the PFIC shares, provided, that, in the case of any loss, it can be recognized only to the extent of any net mark-to-market income recognized in prior years. On an annual basis, a U.S. Holder's adjusted tax basis in Subordinate Voting Shares will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules. If the mark-to-market election were made, then the rules set forth above would not apply for periods covered by the election. Subordinate Voting Shares would be treated as publicly traded for purposes of the mark-to-market election and, therefore, such election could be made if Celestica were classified as a PFIC. A mark-to-market election is, however, subject to complex and specific rules and requirements, and U.S. Holders are strongly urged to consult their tax advisors concerning this election if Celestica is classified as a PFIC.

Despite the fact that we are engaged in an active business, we are unable to conclude that Celestica was not a PFIC in 2022 or in prior years, though we believe, based on our internally performed analysis, that such status is unlikely. The tests for determining PFIC status include the determination of the value of all assets of the Company which is highly subjective. Further, the tests for determining PFIC status are applied annually, and it is difficult to make accurate predictions of future income and assets, which are relevant to the determination as to whether we will be a PFIC in the future. Accordingly, it is possible that Celestica could be a PFIC in 2023 or in a future year. A U.S. Holder who holds Subordinate Voting Shares during a period in which we are a PFIC will be subject to the PFIC rules, even if we cease to be a PFIC, unless he or she has made a qualified electing fund election. Although we have agreed to supply U.S. Holders with the information needed to report income and gain pursuant to this election in the event that Celestica is classified as a PFIC, if Celestica was determined to be a PFIC with respect to a year in which we had not thought that it would be so treated, the information needed to enable U.S. Holders to make a qualified electing fund election would not have been provided. U.S. Holders are strongly urged to consult their tax advisors about the PFIC rules, including the consequences to them of making a mark-to-market or qualified electing fund elections with respect to Subordinate Voting Shares in the event that Celestica is treated as a PFIC.

Tax Consequences for Non-U.S. Holders of Subordinate Voting Shares

Except as described in "Information Reporting and Backup Withholding" below, a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax on the payment of dividends on, and the proceeds from the disposition of, Subordinate Voting Shares unless:

•	the item is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the U.S. and, generally, in the case of a resident of a country that has an income treaty with the U.S., such item is attributable to a permanent establishment in the U.S.;

•	the Non-U.S. Holder is an individual who holds Subordinate Voting Shares as a capital asset, is present in the U.S. for 183 days or more in the taxable year of the disposition and satisfies certain other requirements; or

•	the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to U.S. expatriates who expatriated prior to June 17, 2008.

Information Reporting and Backup Withholding

Payments made within the U.S., or by a U.S. payor or U.S. middleman, of dividends and proceeds arising from certain sales or other taxable dispositions of Subordinate Voting Shares will be subject to information reporting. Backup withholding tax, at the then applicable rate, will apply if a U.S. Holder (a) fails to furnish the U.S. Holder's correct U.S. taxpayer identification number (generally on an IRS Form W-9), (b) is notified by the IRS that the U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (c) fails to certify, under penalty of perjury, that the U.S. Holder has furnished the U.S. Holder's correct U.S. taxpayer identification number and that the IRS has not notified the U.S. Holder that the U.S. Holder is subject to backup withholding tax. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder's U.S. federal income tax liability, if any, or will be refunded, if the U.S. Holder follows the requisite procedures and timely furnishes the required information to the IRS. U.S. Holders should consult their own tax advisors regarding the information reporting and backup withholding tax rules.

U.S. individuals and "specified domestic entities" generally are required to report an interest in any "specified foreign financial asset" if the aggregate value of such assets owned by such person exceeds $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year (or such higher threshold as may apply to a particular taxpayer pursuant to the instructions to IRS Form 8938). Stock issued by a non-U.S. corporation is treated as a specified foreign financial asset for this purpose.

Non-U.S. Holders generally are not subject to information reporting or backup withholding with respect to dividends paid on or upon the disposition of shares, provided, in some instances, that the Non-U.S. Holder certifies to his foreign status or otherwise establishes an exemption.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference in this prospectus information from other documents we file with or furnish to the SEC, which means that we can disclose important information to you by referring to those documents. The information we incorporate by reference is an important part of this prospectus supplement.

We incorporate by reference into this prospectus supplement the following documents we have filed with or furnished to the SEC:

•	Our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on March 13, 2023;

•	Exhibit 99.1 and Exhibit 99.2 to our Report on Form 6-K furnished to the SEC on April 27, 2023, containing, respectively, our Management’s Discussion and Analysis of Financial Condition and Results of Operations for the three months ended March 31, 2023, and our Unaudited Interim Condensed Consolidated Financial Statements for the three months ended March 31, 2023 and the accompanying notes thereto; and

•	The description of our Subordinate Voting Shares contained in our Registration Statement on Form 8-A, effective as of June 29, 1998, and Exhibit 2.3 to our Annual Report on Form 20-F for the year ended December 31, 2022.

We also incorporate by reference into this prospectus supplement each of the following documents we file with or furnish to the SEC after the date of this prospectus supplement until we have sold all of the securities to which this prospectus supplement relates, or the applicable offering of Subordinate Voting Shares pursuant to this prospectus supplement is otherwise terminated: (i) all Annual Reports on Form 20-F we file with the SEC; and (ii) those portions of any Reports on Form 6-K we furnish to the SEC that we indicate in such reports are to be deemed incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

Any statement contained in this prospectus supplement, the accompanying prospectus, or in any document incorporated or deemed to be incorporated by reference herein or in the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement, to the extent that a statement contained herein, or in the accompanying prospectus, or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement will not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus supplement, except as so modified or superseded.

Upon written or oral request, we will provide to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the information that is incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus (other than exhibits to those documents unless such exhibits are specially incorporated by reference in those documents), at no cost, by writing to or telephoning us at the following address:

Celestica Inc.
5140 Yonge Street, Suite 1900

Toronto, Ontario

Canada M2N 6L7

416-448-5800

Attention: Investor Relations

WHERE YOU CAN FIND MORE INFORMATION

We file and furnish annual, special, and other reports with the SEC, including our Annual Reports on Form 20-F, the exhibits we file with our Annual Reports on Form 20-F, our Forms 6-K, and the registration statement of which this prospectus supplement and the accompanying prospectus forms a part. The SEC maintains an internet site (https://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. We began to file electronically with the SEC in November 2000. You may access our SEC filings made on and after November 2000 electronically at the internet site set forth above. These SEC filings are also available to the public from commercial document retrieval services.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our directors, executive officers and principal shareholders are exempt from the reporting and short-swing profit recovery provisions under Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies the securities of which are registered under the Exchange Act, including the filing of quarterly reports on Form 10-Q or current reports on Form 8-K. However, we file our Annual Report on Form 20-F with the SEC, which contains our audited consolidated financial statements and the related notes in accordance with IFRS as issued by the International Accounting Standard Board (“IASB”). We also furnish quarterly reports on Form 6-K to the SEC which contain our unaudited interim condensed consolidated financial statements for each fiscal quarter of each fiscal year prepared in accordance with IFRS as issued by the IASB.

We also file reports, statements and other information with the Canadian Securities Administrators, or the CSA, and these can be accessed electronically at the CSA’s System for Electronic Document Analysis and Retrieval (SEDAR) website (http://www.sedar.com). Documents filed on SEDAR are not, and should not be considered, part of this prospectus supplement or the accompanying prospectus.

You may access other information about Celestica on our website (http://www.celestica.com). Information on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus is accurate as of any date other than the date of this prospectus. Our business, financial condition, results of operations and prospects may change after that date.

LEGAL MATTERS

Certain legal matters in connection with the Offering with respect to matters of Canadian law will be passed upon on behalf of the Company by Blake, Cassels & Graydon LLP, on behalf of the Selling Shareholder by Goodmans LLP and on behalf of the Underwriters by Osler, Hoskin & Harcourt LLP, and with respect to matters of federal law of the U.S. on behalf of the Company by Arnold & Porter Kaye Scholer LLP, on behalf of the Selling Shareholder by Latham & Watkins LLP and on behalf of the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP. As at the date hereof, the attorneys of Blake, Cassels & Graydon LLP beneficially own, directly or indirectly, less than 1% of any registered or beneficial interests, direct or indirect, in any securities or other property of the Company or of any associate or affiliate of the Company.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Province of Ontario, Canada. Our controlling persons (and certain experts named in this prospectus), three of our directors, and one of our executive officers, are residents of (or are organized in) Canada. Also, a substantial portion of our assets and the assets of these persons are located outside of the U.S. As a result, securityholders may find it difficult to effect service of process within the U.S. upon these persons who are not residents of the U.S., or to enforce judgments in the U.S. obtained in courts of the U.S., because a significant portion of our assets and the assets of these persons are located outside the U.S. It may also be difficult for securityholders to enforce a U.S. judgment in Canada based on the civil liability provisions of the U.S. federal securities laws or the “blue sky” laws of any state within the U.S. or to succeed in a lawsuit in Canada based only on U.S. federal or state securities laws.

EXPERTS

Our consolidated financial statements as of December 31, 2021 and 2022, and for each of the years in the three-year period ended December 31, 2022, incorporated in this prospectus by reference to our Annual Report on Form 20-F for the year ended December 31, 2022, and the effectiveness of our internal control over financial reporting as of December 31, 2022, have been audited by KPMG LLP, an independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein in reliance upon the reports of KPMG LLP pertaining to such consolidated financial statements and the effectiveness of our internal control over financial reporting, upon the authority of said firm as experts in auditing and accounting.

KPMG LLP is located at: Bay Adelaide Centre, 333 Bay Street, Suite 4600, Toronto, Ontario M5H 2S5, Canada.

PROSPECTUS

Celestica Inc.

Subordinate Voting Shares
Preference Shares
Debt Securities
Warrants

We may offer and sell from time to time, in one or more offerings: subordinate voting shares, preference shares, debt securities and/or warrants to purchase subordinate voting shares, preference shares, debt securities or other securities. In this prospectus, we refer to all of the foregoing securities collectively as securities. This prospectus may also be used by our shareholders to offer our subordinate voting shares.

This prospectus describes some of the general terms that may apply to the securities. Each time we (or any selling shareholder) offer to sell any securities, we will provide specific terms of such securities and the offering in a supplement to this prospectus and/or a free writing prospectus. We may not use this prospectus to sell securities unless we also give prospective investors a supplement to this prospectus and/or a free writing prospectus. The prospectus supplement and/or free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement and/or free writing prospectus carefully before you invest in our securities. All references in this prospectus to a prospectus supplement include references to a free writing prospectus if a free writing prospectus is filed to set forth any terms of any securities offering hereunder.

Investing in our securities involves risk. See the “Risk Factors” section on page 3 of this prospectus, in any applicable prospectus supplement, and in any documents we incorporate by reference in this prospectus or any applicable prospectus supplement(s) before investing in our securities.

We (or any selling shareholder) may offer the securities for sale in a number of different ways, including directly to purchasers, through one or more agents, or to or through underwriters or dealers, or through a combination of these methods, on a delayed or continuous basis. For additional information, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents, underwriters or dealers are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in the applicable prospectus supplement or other offering materials. Any selling shareholder will be named in a supplement to this prospectus.

Our subordinate voting shares are listed on the New York Stock Exchange and the Toronto Stock Exchange and trade under the symbol “CLS.” Our principal executive offices are located at 5140 Yonge Street, Suite 1900, Toronto, Ontario, Canada M2N 6L7 and our telephone number is (416) 448-5800.

Neither the Securities and Exchange Commission of the United States nor any U.S. state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 6, 2020.

ABOUT THIS PROSPECTUS

In this prospectus, unless otherwise noted, “Celestica,” the “Company,” “we,” “us” and “our” refer to Celestica Inc. and its subsidiaries.

This prospectus is part of an “automatic shelf” registration statement on Form F-3 that we filed with the Securities and Exchange Commission (referred to in this prospectus as the Commission) as a “well known seasoned issuer” using the “shelf” registration process. Under this shelf registration process, using this prospectus, we may offer and sell, from time to time, in one or more offerings, any of the securities described in this prospectus (and our shareholders may offer and sell our subordinate voting shares). This prospectus provides a general description of the securities we may offer, as well as other information you should know before investing in our securities. Each time we or selling shareholders sell securities under this prospectus, we will provide a prospectus supplement and/or free writing prospectus that contains specific information about the terms of the offering and of the securities being offered. The prospectus supplement or free writing prospectus may also add, clarify, update or change information contained in this prospectus, and accordingly, to the extent any statement we make in that prospectus supplement or free writing prospectus is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in such prospectus supplement or free writing prospectus. No limit exists on the aggregate amount of the securities we or selling shareholders may sell pursuant to the registration statement of which this prospectus is a part. You should read this prospectus, any applicable prospectus supplements or free writing prospectuses, together with additional information described below under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below, before you decide whether to invest in our securities. All references in this prospectus to a prospectus supplement include references to a free writing prospectus if a free writing prospectus is filed to set forth any terms of any securities offering hereunder.

You should rely only on the information we provide or incorporate by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information contained in this prospectus, any prospectus supplement, or any other document we incorporate by reference herein or therein is accurate as of any date other than the date of such documents, regardless of the time of delivery of the prospectus, prospectus supplement, or any sale of the securities. Our business, financial condition, results of operations and prospects, as well as other information, may have changed since such dates.

This prospectus does not contain all of the information included in the registration statement of which it is a part. We urge you to read that registration statement in its entirety, including all amendments, exhibits, schedules and supplements to that registration statement, which can be obtained from the Commission as described below under the caption “Where You Can Find More Information.” You may also obtain the information we incorporate by reference into this prospectus without charge by following the instructions below under the caption “Incorporation of Certain Information by Reference.”

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. We are not (and any selling shareholders are not), making an offer to sell or soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted, or where the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

In making an investment decision, you must rely on your own examination of our Company and the terms of the offering and the securities, including the merits and risks involved.

We are not making any representation to any purchaser of the securities registered hereby regarding the legality of an investment in the securities by such purchaser. You should not consider any information in this prospectus to be legal, business or tax advice, and you should consult your own legal, business and tax advisors for advice regarding an investment in the securities offered hereby.

Canada has no system of exchange controls. There are no Canadian exchange restrictions on the repatriation of capital or earnings of a Canadian public company to non-resident investors or affecting the remittance of dividends, interest or similar payments to non-resident holders of our securities, although there may be Canadian and other foreign tax considerations.

All dollar amounts in this prospectus are expressed in United States (U.S.) dollars, except where we state otherwise. In this prospectus, unless we state otherwise, all references to “U.S.$” or “$” are to U.S. dollars.

PROSPECTUS SUMMARY

This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus. As an investor or prospective investor, you should review carefully the risk factors and the more detailed information that appears later in this prospectus or is contained in the documents that we incorporate by reference into this prospectus.

Our Company

We deliver innovative supply chain solutions globally to customers in two operating and reportable segments: Advanced Technology Solutions (ATS) and Connectivity & Cloud Solutions (CCS). Our ATS segment consists of our ATS end market, and is comprised of our aerospace and defense, industrial, energy, healthtech, and capital equipment businesses. Our capital equipment business is comprised of our semiconductor, display, and power & signal distribution equipment businesses. Our CCS segment consists of our Communications and Enterprise end markets. Our Enterprise end market is comprised of our servers and storage businesses. We offer a comprehensive range of product manufacturing and related supply chain services to customers in both of our segments, including design and development, new product introduction, engineering services, component sourcing, electronics manufacturing and assembly, testing, complex mechanical assembly, systems integration, precision machining, order fulfillment, logistics, asset management, product licensing, and after-market repair and return services. Within design and development, our Joint Design and Manufacturing offering includes developing hardware platforms and design solutions in collaboration with customers. This offering is intended to help our customers reach their markets more efficiently, by managing the program’s design and aspects of the supply chain, manufacturing and after-market support.

The Securities

We may use this prospectus to offer: subordinate voting shares; preference shares; debt securities; and/or warrants to purchase subordinate voting shares, preference shares, debt securities or other securities. This prospectus may also be used by our shareholders to offer our subordinate voting shares. Our debt securities may be guaranteed by one or more of our subsidiaries.

A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those described herein associated with an investment in the securities.

Listing

If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

Net Proceeds

Unless otherwise indicated in an accompanying prospectus supplement, we will use the net proceeds from our sale of any securities for general corporate purposes. We will not receive any proceeds from the sale of our subordinate voting shares by any selling shareholders.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described in the section captioned “Risk Factors” in any applicable prospectus supplement, as well as those set forth in documents we incorporate by reference in this prospectus and any applicable prospectus supplement, including the “Risk Factors” section of our most recent Annual Report on Form 20-F, and any updates to those Risk Factors in subsequent reports on Form 6-K we incorporate by reference in this prospectus and any applicable prospectus supplement, together with all of the other information appearing in this prospectus and any applicable prospectus supplement. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects. Additional unknown risks and uncertainties, or those that we deem immaterial, may also impair our business, financial condition, results of operations and prospects. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” for information on where you can find the documents we have filed with or furnished to the Commission and which documents are incorporated into this prospectus by reference.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus (and any prospectus supplement) and the documents we incorporate by reference in this prospectus (and in any prospectus supplement) contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the U.S. Securities Exchange Act of 1934, as amended (referred to in this prospectus as the Exchange Act), and forward-looking information within the meaning of applicable Canadian securities laws. Such forward-looking statements include, without limitation, statements related to: anticipated and potential adverse impacts resulting from the coronavirus disease 2019 (COVID-19) pandemic on our business; our priorities, intended areas of focus, targets, objectives, and goals; trends in the electronics manufacturing services (EMS) industry and our segments (including the components thereof), and their anticipated impact; the anticipated impact of specified adverse market conditions in each of our segments (and/or component businesses) and near term expectations; anticipated restructuring charges, and the timing of our current restructuring program; the anticipated impact, range and timing of actions associated with our Connectivity & Cloud Solutions segment portfolio review (CCS Review), including the phased non-renewal of our programs with Cisco Systems, Inc. (Cisco Disengagement); our anticipated financial and/or operating results; our growth and diversification strategies and plans (and potential hindrances thereto); credit risk; materials constraints; the anticipated impact of program wins, transfers, losses or disengagements; anticipated expenses, capital expenditures and other working capital requirements, including the amounts, timing, impact and funding thereof; our expectations with respect to the repatriation of undistributed earnings from foreign subsidiaries; the potential impact of tax and litigation outcomes; our anticipated ability to use certain net operating losses; intended investments in our business and associated risks; the potential impact of the pace of technological changes, customer outsourcing, program transfers, and the global economic environment; raw materials prices; the timing of the commencement of, and amount of payments under, a lease for our new corporate headquarters; the impact of outstanding indebtedness under our credit facility; liquidity and the sufficiency of our capital resources; our financial statement estimates and assumptions; the potential impact of price reductions and longer payment terms; our compliance with covenants under our credit facility; the potential adverse impacts of events outside of our control, including, among others: Britain's departure from the European Union (Brexit), policies or legislation proposed or instituted by the current administration in the U.S., the potential impact of significant tariffs on items imported into the U.S. and related countermeasures, and/or in addition to COVID-19, other widespread illness or disease (External Events); mandatory prepayments under our credit facility; income tax incentives in Thailand and related transitions; and the anticipated impact of COVID-19-related government relief measures, and our intention to apply for, and the anticipated receipt of, COVID-19-related government subsidies (Subsidies). Such forward-looking statements may, without limitation, be preceded by, followed by, or include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “continues,” “project,” “potential,” “possible,” “contemplate,” “seek,” or similar expressions, or may employ such future or conditional verbs as “may,” “might,” “will,” “could,” “should,” or “would,” or may otherwise be indicated as forward-looking statements by grammatical construction, phrasing or context. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws.

Forward-looking statements are provided for the purpose of assisting readers in understanding management’s current expectations and plans relating to the future. Readers are cautioned that such information may not be appropriate for other purposes. Forward-looking statements are not guarantees of future performance and are subject to risks that could cause actual results to differ materially from conclusions, forecasts or projections expressed in such forward-looking statements, including, as is described in further detail in the documents incorporated by reference herein, and in addition to risk factors relating to us or to a particular offering discussed or incorporated by reference in any applicable prospectus supplement, risks related to:

•	the scope, duration and impact of the COVID-19 pandemic;

•	customer and segment concentration;

•	challenges of replacing revenue from completed, lost or non-renewed programs or customer disengagements;

•	our customers’ ability to compete and succeed with our products and services;

•	the cyclical nature of our capital equipment business, particularly our semiconductor and display businesses;

•	competitive factors and adverse market conditions affecting the EMS industry in general and our segments in particular (including the risk that anticipated market improvements do not materialize);

•	changes in our mix of customers and/or the types of products or services we provide, including negative impacts of higher concentrations of lower margin programs;

•	delays in the delivery and availability of components, services and materials;

•	unanticipated changes in customer demand;

•	the inability to maintain adequate utilization of our workforce;

•	the expansion or consolidation of our operations;

•	defects or deficiencies in our products, services or designs;

•	integrating and achieving the anticipated benefits from acquisitions and "operate-in-place" arrangements;

•	negative impacts on our business resulting from outstanding third-party indebtedness;

•	rapidly evolving and changing technologies, and changes in our customers' business or outsourcing strategies;

•	customer, competitor and/or supplier consolidation;

•	compliance with customer-driven policies and standards, and third party certification requirements, including climate change and other social responsibility initiatives;

•	challenges associated with new customers or programs, or the provision of new services;

•	the impact of restructuring actions and productivity initiatives, including a failure to achieve anticipated benefits from actions associated with the CCS Review, including the Cisco Disengagement;

•	the incurrence of future restructuring charges, impairment charges or operating losses;

•	managing our business during uncertain market, political and economic conditions, including, among others, geopolitical and other risks associated with our international operations, including military actions, protectionism and reactive countermeasures, economic or other sanctions or trade barriers;

•	disruptions to our operations, or those of our customers, component suppliers and/or logistics partners, including as a result of External Events;

•	changes to our operating model;

•	changing commodity, materials and component costs as well as labor costs and conditions;

•	retaining or expanding our business due to execution or quality issues (including our ability to successfully resolve these challenges);

•	non-performance by counterparties;

•	maintaining sufficient financial resources to fund currently anticipated financial obligations and to pursue desirable business opportunities;

•	negative impacts on our business resulting from any significant uses of cash, securities issuances, and/or additional increases in third-party indebtedness;

•	foreign currency volatility;

•	our global operations and supply chain;

•	recruiting or retaining skilled talent;

•	our dependence on industries affected by rapid technological change;

•	our ability to protect intellectual property and confidential information;

•	increasing taxes, tax audits, and challenges of defending our tax positions;
•	obtaining, renewing or meeting the conditions of tax incentives and credits;

•	computer viruses, malware, hacking attempts or outages that may disrupt our operations;

•	the inability to prevent or detect all errors or fraud;

•	the variability of revenue and operating results;

•	a failure to qualify for and/or collect anticipated Subsidies;

•	compliance with applicable laws, regulations, and government subsidies (including any Subsidies received);

•	the management of our IT systems;

•	our pension and other benefit plan obligations;

•	changes in accounting judgments, estimates and assumptions;

•	our ability to maintain compliance with applicable credit facility covenants;

•	interest rate fluctuations;

•	deterioration in financial markets or the macro-economic environment; and

•	current or future litigation, governmental actions, and/or changes in legislation or accounting standards.

Our forward-looking statements are based on various assumptions, many of which involve factors that are beyond our control. Our material assumptions include those related to:

•	fluctuation of production schedules from our customers in terms of volume and mix of products or services;

•	the scope and duration of the COVID-19 pandemic and its impact on our sites, customers and supply chain;

•	our ability to qualify for, and to the extent received, maintain compliance with the conditions of, specified Subsidies;

•	the timing and execution of, and investments associated with, ramping new business;

•	the successful pursuit, completion and integration of acquisitions;

•	the success of our customers’ products; our ability to retain programs and customers;

•	the stability of general economic and market conditions, currency exchange rates, and interest rates;

•	supplier performance, pricing and terms;

•	compliance by third parties with their contractual obligations and the accuracy of their representations and warranties;

•	the costs and availability of components, materials, services, equipment, labor, energy and transportation;

•	that our customers will retain liability for recently-imposed tariffs and countermeasures;

•	global tax legislation changes;

•	our ability to keep pace with rapidly changing technological developments;

•	the timing, execution and effect of restructuring actions;

•	the successful resolution of quality issues that arise from time to time;

•	our having sufficient financial resources to fund currently anticipated financial obligations and to pursue desirable business opportunities;

•	our ability to successfully diversify our customer base and develop new capabilities;

•	that we achieve the expected benefits from our recent acquisitions;

•	the impact of actions associated with the CCS Review (including the Cisco Disengagement) on our business, and that we achieve the anticipated benefits therefrom;

•	anticipated demand strength in certain of our businesses; and

•	demand weakness in, and/or the impact of anticipated adverse market conditions on, certain of our businesses.

Our assumptions and estimates are based on management’s current views with respect to current plans and events, and are and will be subject to the risks and uncertainties discussed above. While management believes these assumptions to be reasonable under current circumstances, they may prove to be inaccurate, which could cause actual results to differ materially (and adversely) from those that would have been achieved had such assumptions been accurate.

Forward-looking statements speak only as of the date on which they are made, and except as required by applicable law, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus, and any applicable prospectus supplements, and the documents we incorporate by reference herein and therein, with the understanding that our actual future results may be materially different from what we expect. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

PRESENTATION OF FINANCIAL INFORMATION

Our consolidated financial statements are presented in U.S. dollars. Our consolidated financial statements are presented in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).

OUR COMPANY

We were incorporated in Ontario, Canada on September 27, 1996. Our legal and commercial name is Celestica Inc. We are a corporation domiciled in the Province of Ontario, Canada and operate under the Business Corporations Act (Ontario). Our principal executive offices are located at 5140 Yonge Street, Suite 1900, Toronto, Ontario, Canada M2N 6L7 and our telephone number is (416) 448-5800. Our website is www.celestica.com. Information on our website is not incorporated by reference into this prospectus.

What Celestica does:

We deliver innovative supply chain solutions globally to customers in two operating and reportable segments: Advanced Technology Solutions (ATS) and Connectivity & Cloud Solutions (CCS). Our ATS segment consists of our ATS end market, and is comprised of our aerospace and defense (A&D), industrial, energy, healthtech, and capital equipment businesses. Our capital equipment business is comprised of our semiconductor, display, and power & signal distribution equipment businesses. Our CCS segment consists of our Communications and Enterprise end markets. Our Enterprise end market is comprised of our servers and storage businesses.

Our global headquarters is located in Toronto, Ontario, Canada. We operate a network of sites and centers of excellence strategically located in North America, Europe and Asia, with specialized end-to-end supply chain capabilities tailored to meet specific market and customer product lifecycle requirements.

We offer a comprehensive range of product manufacturing and related supply chain services to customers in both of our segments, including design and development, new product introduction, engineering services, component sourcing, electronics manufacturing and assembly, testing, complex mechanical assembly, systems integration, precision machining, order fulfillment, logistics, asset management, product licensing, and after-market repair and return services. Within design and development, our Joint Design and Manufacturing (JDM) offering includes developing hardware platforms and design solutions in collaboration with customers. This offering is intended to help our customers reach their markets more efficiently, by managing the program’s design and aspects of the supply chain, manufacturing and after-market support.

Products and services in our ATS segment are extensive and are often more regulated than in our CCS segment, and can include the following: government-certified and highly-specialized manufacturing, electronic and enclosure-related services for A&D-related customers; high-precision semiconductor and display equipment and integrated subsystems; a wide range of industrial automation, controls, test and measurement devices; advanced solutions for surgical instruments, diagnostic imaging and patient monitoring; and efficiency products to help manage and monitor the energy and power industries. Our ATS segment businesses typically have a higher margin profile, higher working capital requirements, and longer product life cycles than the businesses in our CCS segment. Products and services in our CCS segment consist predominantly of enterprise-level data communications and information processing infrastructure products, and can include routers, switches, servers and storage-related products used by a wide range of businesses and cloud-based and other service providers to manage digital connectivity, commerce and social media applications. Our CCS segment businesses typically have a lower margin profile, lower working capital requirements, and higher volumes than the businesses in our ATS segment. Within our CCS segment, however, our JDM business typically has a higher margin profile than our traditional CCS businesses, but also requires specific investments (including R&D) and higher working capital.

To increase the value we deliver to our customers, we continue to make investments in people, value-added service offerings, new capabilities, capacity, technology, IT systems, software and tools, and work to improve our productivity, quality, delivery performance and flexibility in our efforts to be recognized as one of the leading companies in the EMS industry.

INFORMATION ABOUT THE OFFERING

We may use this prospectus to offer, from time to time, in one or more series or issuances:

•	subordinate voting shares;

•	preference shares;

•	debt securities (consisting of senior or subordinated, and/or secured or unsecured, debentures, notes or other evidences of indebtedness); and/or

•	warrants to purchase subordinate voting shares, preference shares, debt securities or other securities.

In addition, our shareholders may use this prospectus to offer subordinate voting shares.

We will set forth in an applicable prospectus supplement a description of the specific types of securities that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement and other offering material relating to such offer. The prospectus supplement may also add, update or change information contained in this prospectus, and/or describe certain risks in addition to those referred to herein associated with an investment in the specific securities offered. You should carefully read this prospectus and any applicable prospectus supplement before you invest in any of our securities.

These securities may be offered directly to one or more purchasers, through agents, or to or through underwriters or dealers. The names of these parties, any securities to be purchased by or through these parties, the compensation of these parties and other special terms in connection with the offering and sale of these securities will be detailed in a prospectus supplement. Please also refer to “Plan of Distribution” below.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization and indebtedness (other than intra-company indebtedness), determined in accordance with IFRS, as of June 30, 2020. You should read this table in conjunction with our audited consolidated financial statements and the related notes thereto for the year ended December 31, 2019 included in our Annual Report on Form 20-F for the year ended December 31, 2019, and our unaudited interim condensed consolidated financial statements for the three and six-month periods ended June 30, 2020 included in our Report on Form 6-K furnished to the Commission on July 29, 2020 (“Interim Q2 2020 Financials”), each of which we incorporate by reference in this prospectus, as described in “Incorporation of Certain Information by Reference” below.

As at June 30, 2020
(in millions)
Cash and cash equivalents	$435.9

Debt
Lease Obligations*	$110.5
Obligations under Credit Facility* (1)	470.4
Total long-term debt	$580.9

Shareholders’ equity
Capital stock (2)	$1,834.3
Treasury Stock	(14.0)
Contributed Surplus	986.3
Deficit	(1,410.0)
Accumulated other comprehensive loss	(34.3)
Total Shareholder’s Equity	$1,362.3

Total Capitalization	$1,943.2

* secured by certain assets of the Company

(1)	Our credit facility is comprised of an aggregate of $600.0 million (in original principal amount) of term loans and a $450.0 million revolver. The amounts in the table represent aggregate remaining term loan amounts outstanding as of June 30, 2020 (as of such date, other than ordinary course letters of credit described below, there were no amounts outstanding under the revolver). The revolver is scheduled to mature in June 2023, and the term loans are scheduled to mature in June 2025. In addition, at June 30, 2020, we had $30.4 million outstanding in letters of credit, including $21.2 million that were issued under our credit facility.

(2)	Our authorized capital consists of an unlimited number of preference shares, issuable in series, without nominal or par value, an unlimited number of subordinate voting shares, without nominal or par value, and an unlimited number of multiple voting shares, without nominal or par value. At June 30, 2020, no preference shares, 110.5 million subordinate voting shares and 18.6 million multiple voting shares were issued and outstanding (all of which are fully paid). As of such date, we also had 0.35 million outstanding stock options, 5.0 million outstanding restricted share units, 4.6 million outstanding performance share units, representing 100% of the target amount granted (amounts that will vest range from 0% to 200% of the target amount granted), and 2.0 million outstanding deferred share units, each vested option or unit entitling the holder thereof to receive one subordinate voting share (or in certain cases, cash) pursuant to the terms thereof (subject to certain time or performance-based vesting conditions).

The following table sets forth information with respect to stock options outstanding as at June 30, 2020 (all of which were granted under our Long Term Incentive Plan). The options are held by one executive officer and one employee. No other Celestica employees hold outstanding stock options.

Outstanding Options

Beneficial Holders	Number of Subordinate Voting Shares Under Option	Exercise Price*		Date/Year of Issuance	Date of Expiry
Employee	22,742	C$	8.26	January 31, 2012	January 31, 2022
	23,881	C$	8.29	January 28, 2013	January 28, 2023
Executive Officer	298,954	C$	17.52	August 1, 2015	August 1, 2025

* References to “C$” are to Canadian dollars.

Except as set forth in the notes to our Interim Q2 2020 Financials (incorporated by reference herein as described below), there have been no subsequent events between June 30, 2020 and the date of this document that would have a material impact on our authorized or issued share capital or the total debt reported above.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities under this prospectus. Unless we specify otherwise in any prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, including, without limitation, working capital, the repayment of existing debt, and/or financing capital investments or acquisitions. We may temporarily invest funds that we do not need immediately for these purposes in short-term marketable securities. We will not receive any proceeds from the sale of subordinate voting shares by any selling shareholders.

MARKET INFORMATION

Our subordinate voting shares are listed on the New York Stock Exchange and the Toronto Stock Exchange, and trade under the symbol “CLS”.

PLAN OF DISTRIBUTION

We or any selling shareholder may sell the securities described in this prospectus from time to time in one or more of the following ways:

•	Through one or more underwriters on a firm commitment or best efforts basis;

•	Through a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

•	Through purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

•	Through ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	Through sales “at the market” or to or through a market maker or into an existing trading market;

•	Through direct sales to one or more purchasers, including our affiliates, or to a single purchaser;

•	Through agents;

•	Through an exchange distribution in accordance with the rules of the applicable exchange;

•	Through options, swaps, derivatives, or hedging transactions, whether through an options exchange or otherwise;

•	Through privately negotiated transactions;

•	Through making short sales or in transactions to cover short sales;

•	Through transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	Through put or call option transactions;

•	Through trading plans entered into pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of any offering pursuant to this prospectus and any applicable prospectus supplement hereto, that provide for periodic sales of our securities on the basis of parameters described in such trading plans;

•	Through other types of transactions permitted by applicable law; and

•	Through any combination of the above-listed methods of sale.

The prospectus supplement with respect to any offered securities will describe the terms of the offering, including the following:

•	the method of distribution, including the name or names of any underwriters or agents;

•	any public offering price;

•	the net proceeds to us from such sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any over-allotment options under which underwriters may purchase additional securities from us or selling shareholders;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any delayed delivery arrangements; and

•	any securities exchanges on which the securities may be listed.

We or the selling shareholders may distribute the securities from time to time in one or more of the following ways:

•	at a fixed public offering price or prices, which may be changed;

•	at prevailing market prices at the time of sale or prices relating to prevailing market prices at the time of sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

By Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

By Underwriters or Dealers

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriter or underwriters with respect to a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement. Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of the underwriters to purchase the securities will be subject to certain conditions and the underwriters will be obligated to purchase all of the securities if any are purchased. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or re-allow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

We may grant to the underwriters an option to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the related prospectus supplement, or if applicable, the pricing supplement. If we grant any over-allotment options, the terms of the over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

Until the distribution of the securities is completed, rules of the Commission may limit the ability of underwriters and other participants in the offering to bid for and purchase the securities. As an exception to these rules, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering by selling more securities than are set forth on the cover page of the applicable prospectus supplement or in the term sheet, the underwriters may reduce that short position by purchasing securities in the open market. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

If dealers are used, and if so specified in the applicable prospectus supplement, we will sell such securities to the dealers as principals. The dealers may then resell such securities to the public or other dealers at fixed or varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of any such transaction will be set forth in the applicable prospectus supplement.

Direct Sales

Securities may also be sold directly by us. In this case, no underwriters, dealers or agents would be involved. Except as set forth in the related prospectus supplement, none of our directors, officers or employees will solicit or receive a commission in connection with those direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

Delayed Delivery Contracts

We may authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase securities pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the applicable prospectus supplement. Institutions with which delayed delivery contracts may be made include commercial and savings banks, insurance companies, educational and charitable institutions and other institutions we may approve. The obligations of any purchaser under any delayed delivery contract will not be subject to any conditions except that any related sale of offered securities to underwriters shall have occurred and the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which that institution is subject. Any commission paid to underwriters, dealers and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us will be detailed in a prospectus supplement.

Selling Shareholders

Any selling shareholder may offer subordinate voting shares using any of the methods described above, through agents, underwriters, dealers or in direct sales or delayed delivery contracts. The applicable prospectus supplement will describe the selling shareholder’s method of distribution, will name any agent, underwriter or dealer of the selling shareholder and will describe the compensation to be paid to any of these parties. In addition to distribution as outlined above, any selling shareholders may sell their subordinate voting shares pursuant to Rule 144 under the Securities Act, if applicable and available, or any other available exemption from registration under the Securities Act.

General Information

We may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

Unless we state otherwise in a prospectus supplement, we will bear the costs relating to the securities being registered under this registration statement.

DESCRIPTION OF CAPITAL STOCK

Subordinate Voting Shares and Multiple Voting Shares

Voting Rights

The holders of subordinate voting shares and multiple voting shares are entitled to notice of and to attend all meetings of shareholders and to vote at all such meetings together as a single class, except in respect of matters where only the holders of shares of one class or series of shares are entitled to vote separately pursuant to applicable law. At any meeting at which the holders of subordinate voting shares and the holders of multiple voting shares are entitled to vote together, the subordinate voting shares carry one vote per share and the multiple voting shares carry 25 votes per share. Generally, all matters to be voted on by shareholders must be approved by a simple majority (or, in the case of election of directors where the number of candidates nominated for election exceeds the number of directors to be elected, by a plurality, and in the case of an amalgamation or amendments to our articles, by two-thirds) of the votes cast in respect of multiple voting shares and subordinate voting shares held by persons present in person or by proxy, voting together as a single class. The holders of multiple voting shares are entitled to one vote per share held at meetings of holders of multiple voting shares at which they are entitled to vote separately as a class. The holders of subordinate voting shares are entitled to one vote per share held at meetings of holders of subordinate voting shares at which they are entitled to vote separately as a class.

Dividends

The subordinate voting shares and the multiple voting shares are entitled to share ratably, as a single class, in any dividends declared by our board of directors, subject to any preferential rights of any outstanding preference shares in respect of the payment of dividends. Dividends consisting of subordinate voting shares and multiple voting shares may be paid only as follows: (i) subordinate voting shares may be paid only to holders of subordinate voting shares, and multiple voting shares may be paid only to holders of multiple voting shares; and (ii) the number of multiple voting shares declared and paid as a dividend with respect to each outstanding multiple voting share shall be equal to the number of subordinate voting shares declared and paid as a dividend with respect to each outstanding subordinate voting share.

Conversion

Each multiple voting share is convertible at any time at the option of the holder thereof into one subordinate voting share.

Multiple voting shares will be converted automatically into subordinate voting shares upon any transfer thereof, except: (i) a transfer to Onex Corporation (“Onex”) or any affiliate of Onex, or (ii) a transfer of 100% of the outstanding multiple voting shares to a purchaser who also has offered to purchase all of the outstanding subordinate voting shares for a per share consideration identical to, and otherwise on the same terms as, that offered for the multiple voting shares and the multiple voting shares held by such purchaser thereafter shall be subject to the provisions relating to conversion as if all references to Onex were references to such purchaser. In addition, if (i) any holder of any multiple voting shares ceases to be an affiliate of Onex, or (ii) Onex and its affiliates collectively cease to have the right, in all cases, to exercise the votes attached to, or to direct the voting of, any of the multiple voting shares held by Onex and its affiliates, such multiple voting shares shall convert automatically into subordinate voting shares on a one-for-one basis. For these purposes, (i) “Onex” includes any successor corporation resulting from an amalgamation, merger, arrangement, sale of all or substantially all of its assets, or other business combination or reorganization involving Onex, provided that such successor corporation beneficially owns directly or indirectly all multiple voting shares beneficially owned directly or indirectly by Onex immediately prior to such transaction and is controlled by the same person or persons as controlled Onex prior to the consummation of such transaction; (ii) a corporation shall be deemed to be a subsidiary of another corporation if, but only if (a) it is controlled by that other, or that other and one or more corporations each of which is controlled by that other, or two or more corporations each of which is controlled by that other, or (b) it is a subsidiary of a corporation that is that other’s subsidiary; (iii) “affiliate” means a subsidiary of Onex or a corporation controlled by the same person or company that controls Onex; and (iv) “control” means beneficial ownership of, or control or direction over, securities carrying more than 50% of the votes that may be cast to elect directors if those votes, if cast, could elect more than 50% of the directors. For these purposes, a person is deemed to beneficially own any security which is beneficially owned by a corporation controlled by such person.

In addition, if at any time the number of outstanding multiple voting shares shall represent less than 5% of the aggregate number of the outstanding multiple voting shares and subordinate voting shares, all of the outstanding multiple voting shares shall be automatically converted at such time into subordinate voting shares on a one-for-one basis.

Onex, which beneficially owns, controls or directs, directly or indirectly, all of our outstanding multiple voting shares, has entered into an agreement with Computershare Trust Company of Canada (as successor to the Montreal Trust Company of Canada), as trustee for the benefit of the holders of the subordinate voting shares, for the purpose of ensuring that the holders of subordinate voting shares will not be deprived of any rights under applicable take-over bid legislation to which they would be otherwise entitled in the event of a take-over bid (as that term is defined in applicable securities legislation) if multiple voting shares and subordinate voting shares were of a single class of shares. Subject to certain permitted forms of sale, such as identical or better offers to all holders of subordinate voting shares, Onex has agreed that it, and any of its affiliates that may hold multiple voting shares from time to time, will not sell any multiple voting shares, directly or indirectly, pursuant to a take-over bid (as that term is defined under applicable securities legislation) under circumstances in which any applicable securities legislation would have required the same offer or a follow-up offer to be made to holders of subordinate voting shares if the sale had been a sale of subordinate voting shares rather than multiple voting shares, but otherwise on the same terms.

Modification, Subdivision and Consolidation

Any modification to the provisions attaching to either the subordinate voting shares or the multiple voting shares requires the separate affirmative vote of two-thirds of the votes cast by the holders of subordinate voting shares and multiple voting shares, respectively, voting as separate classes. The Company may not subdivide or consolidate the subordinate voting shares or the multiple voting shares without at the same time proportionally subdividing or consolidating the shares of the other class.

Creation of Other Voting Shares

The Company may not create any class or series of shares, or issue any shares of any class or series (other than subordinate voting shares) having the right to vote generally on all matters that may be submitted to a vote of shareholders (except matters for which applicable law requires the approval of holders of another class or series of shares voting separately as a class or series) without the separate affirmative vote of two-thirds of the votes cast by the holders of the subordinate voting shares and the multiple voting shares, respectively, voting as separate classes.

Rights on Dissolution

With respect to a distribution of assets in the event of a liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purposes of winding up its affairs, holders of subordinate voting shares and multiple voting shares will share ratably as a single class in assets available for distribution to holders of subordinate voting shares and multiple voting shares after payment in full of the amounts required to be paid to holders of preference shares, if any.

Other Rights

Neither the subordinate voting shares nor the multiple voting shares will be redeemable nor will the holders of such shares have pre-emptive rights to purchase additional shares. Directors do not stand for re-election at staggered intervals.

Preference Shares

Our board of directors may issue preference shares from time to time in one or more series, and (subject to the provisions of our Restated Articles of Incorporation) determine the designation of, and the rights, privileges, restrictions and conditions attaching to, such shares (including, without limitation, dividend rights, cancellation, retraction or redemption rights, voting rights, conversion or exchange rights, sinking fund provisions and/or other provisions). Preference shares of each series will rank as to dividends (to the extent cumulative dividends are applicable) and capital on a parity with preference shares of every other series. Preference shares of each series will rank as to dividends and capital senior to the subordinate voting shares and the multiple voting shares.

With respect to a distribution of assets in the event of a liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company for the purpose of winding up its affairs, holders of preference shares of each series will be entitled to receive from the assets of the Company in respect of each such share held a sum equal to the amount in the stated capital account for such series divided by the number of shares in such series then outstanding, together with any accrued (in the case of cumulative dividends) or declared (in the case of non-cumulative dividends) and unpaid dividends thereon, before any amount shall be paid or any assets are distributed to the holders of subordinate voting shares or multiple voting shares. Upon the receipt of such sum, the holders of preference shares shall not be entitled to share in the distribution of our remaining assets and their preference shares will be canceled.

There are currently no preference shares outstanding.

The material terms of any preference shares that we offer through a prospectus supplement will be described in that prospectus supplement.

Additional information concerning the rights and limitations of shareholders can be found in our Restated Articles of Incorporation, attached as Exhibit 1.10 to our Annual Report on Form 20-F (Reg. No. 001-14832) filed with the Commission on March 23, 2010, which such Articles we incorporate by reference in this prospectus, as well as in Item 10B of our Annual Report on Form 20-F for the year ended December 31, 2019, and Exhibit 2.3 attached thereto, each of which we incorporate by reference in this prospectus.

DESCRIPTION OF OTHER SECURITIES

Description of Debt Securities

The following is a general description of the debt securities which may be issued from time to time by us under this prospectus. The particular terms of any debt securities offered will be described in a prospectus supplement.

The Indenture

The debt securities covered by this prospectus may be issued in one or more series under an indenture dated as of a date on or prior to the issuance of the debt securities to which it relates between us and the trustee named therein, and pursuant to an applicable prospectus supplement. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. If we issue debt securities, we will file any final indenture and any supplemental indenture or officer’s certificate related to the particular series of debt securities issued with the Commission, and you should read those documents for further information about the terms and provisions of such debt securities. See “Where You Can Find More Information.” We refer to such indenture, as amended or supplemented from time to time, as the “Indenture.” The Indenture will be subject to, and governed by, the United States Trust Indenture Act of 1939, as amended (which we refer to as the Trust Indenture Act).

The following description sets forth certain general terms and provisions of the debt securities and the Indenture. The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture. This summary is also subject to, and qualified by, the description of the particular terms and provisions of the debt securities included in the applicable prospectus supplement. The applicable prospectus supplement may add to, update or change the general terms described below. Accordingly, you should read the summary below, the applicable prospectus supplement, the provisions of the Indenture (including any applicable supplement thereto), and any related documents before investing in our debt securities. If there is any inconsistency between the terms presented here and those in the applicable prospectus supplement, the terms of the prospectus supplement will supersede the terms presented here.

Certain of our subsidiaries may guarantee the debt securities we offer. Those guarantees may or may not be secured by liens, mortgages, and security interests in the assets of those subsidiaries. The terms and conditions of any such subsidiary guarantees, and a description of any such liens, mortgages or security interests, will be set forth in a prospectus supplement.

There is no requirement under the Indenture that future issues of our debt securities be issued under such Indenture, and we will be free to use other indentures or documentation containing provisions different from those included in the Indenture or applicable to one or more series of debt securities, in connection with future issues of such other debt securities.

References to “us” or “we” in this description of debt securities means Celestica Inc., but not any of our subsidiaries.

General

The Indenture permits us to issue from time to time senior or subordinated, secured or unsecured, debentures, notes or other evidences of indebtedness, issuable in one or more series (with the same or various maturities, at par, at a premium or at a discount), which may be convertible into or exchangeable for any securities of any person (including us). The Indenture permits us to establish the terms of each series of debt securities at the time of issuance, and does not limit the aggregate amount of debt securities that we may issue thereunder. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. Those specific terms will include the following:

•	the title of the debt securities;

•	the price or prices at which we will issue the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which we will pay the principal of the debt securities;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which such interest, if any, will accrue, the date or dates on which such interest, if any, will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of, premium, if any, and interest, if any, on the debt securities will be payable;

•	the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof;

•	any dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders thereof and other detailed terms and provisions of any such repurchase obligations;

•	the denominations in which the debt securities will be issuable, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	whether the debt securities will be issued in bearer or fully registered form (and, if in fully registered form, whether the debt securities will be issuable as global debt securities);

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity date;

•	whether the debt securities will be “original issue discount” securities for United States federal income tax purposes;

•	the designation of the currency or currencies in which payment of the principal of, premium and interest, if any, on the debt securities will be made if other than United States dollars;

•	whether, under what circumstances, and the currency in which the Company will pay certain additional amounts to holders who are not Canadian persons in respect of specified tax, assessment or governmental charges and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

•	the provisions, if any, relating to any security provided for the debt securities;

•	whether the debt securities will be senior debt securities or subordinated debt securities, and if they are subordinated, the terms of the subordination;

•	whether payments on the debt securities may be made, at our or the holder’s election, in a currency other than that in which such debt securities are stated to be payable, and the manner of determining the applicable exchange rate;

•	the terms of any guarantee of payment obligations with respect to the debt securities and any corresponding changes to the provisions of this Indenture as then in effect;

•	if the debt securities are to be convertible into or exchangeable for any securities (including those of the Company), the terms and conditions of any such conversion or exchange;

•	provisions for electronic issuances of debt securities or debt securities in uncertificated form;

•	any addition to or change in the events of default or the acceleration provisions described in the Indenture with respect to the debt securities;

•	any addition to or change in the covenants described in the Indenture with respect to the debt securities;

•	any selling restrictions applicable to the debt securities, if any;

•	any other terms of the debt securities which may modify or delete any provision of the Indenture as it applies to such debt securities; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities if other than those appointed in the Indenture.

We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. In addition, we will describe in the applicable prospectus supplement material U.S. federal tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars.

Except as specifically described in the applicable prospectus supplement, the Indenture does not contain any covenants designed to protect holders of the debt securities against a reduction in our creditworthiness in the event of a highly leveraged transaction or to prohibit other transactions which may adversely affect holders of the debt securities.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the registrar or co-registrar designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any redemption of debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange, any debt security of that series during a specified period before sending a notice of redemption; or

•	register the transfer of or, exchange any, debt security of that series selected, called or being called for redemption, in whole or in part, except the unredeemed portion of any series being redeemed in part.

We may initially appoint the trustee as the registrar. Any transfer agent, in addition to the registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary that we will identify in a prospectus supplement;

•	be deposited with the trustee as custodian for the depositary or its nominee; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and in either case we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days of such event;

•	we execute and deliver to the trustee an officer’s certificate to the effect that such global securities shall be so exchangeable; or

•	an event of default with respect to the debt securities represented by such global securities shall have occurred and be continuing.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the Indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the debt securities registered in their names;

•	will not be entitled to physical delivery of certificated debt securities; and

•	will not be considered to be holders of those debt securities under the Indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the Indenture.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary’s policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s acts or omissions or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this subsection will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

Subject to any applicable abandoned property law, all moneys paid by us to a paying agent for payment on any debt security that remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Covenants

Any series of debt securities may have covenants in addition to or differing from those included in the Indenture, limiting or restricting, among other things: our ability to incur either secured or unsecured debt, or both; our ability to make certain payments, dividends, redemptions or repurchases; our ability to create dividend and other payment restrictions affecting our subsidiaries; our ability to make investments; mergers and consolidations by us or our subsidiaries; sales of assets by us; our ability to enter into transactions with affiliates; our ability to incur liens; and/or sale and leaseback transactions. Any such additional or different covenants will be described in the applicable prospectus supplement.

Events of Default

Each of the following constitutes an event of default for a series of debt securities unless it is either inapplicable to a particular series or it is specifically deleted or modified:

•	default for 30 days in the payment of any interest when due;

•	default in the payment of principal, or premium, if any, when due at maturity, upon acceleration, declaration or redemption or otherwise;

•	default in the performance, or breach, of any covenant or warranty in the Indenture (or applicable board resolution or officer’s certificate) for 90 days after specified written notice;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default provided with respect to debt securities of that series.

We are required to furnish the trustee annually with an officer’s certificate as to our compliance with all conditions and covenants under the Indenture. The Indenture provides that the trustee may withhold notice to holders of debt securities of any default, except in respect of the payment of the principal of, premium, if any, or interest on the debt securities, if it considers it in the interests of the holders of the debt securities to do so.

Effect of an Event of Default

If an event of default exists with respect to debt securities of any series (other than an event of default in the case of certain events of bankruptcy set forth in the Indenture), the trustee or the holders of a specified percentage in aggregate principal amount of such series outstanding may declare the principal amount of, and all accrued but unpaid interest, if any, on all outstanding debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration, such amounts will become immediately due and payable. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding securities of that series, by written notice to us and the trustee, may rescind and annul such declaration and consequences, subject to conditions specified in the Indenture. If an event of default in the case of certain events of bankruptcy, insolvency or reorganization exists, the principal amount of, and accrued and unpaid interest, if any, on all debt securities outstanding under the Indenture shall automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt, become immediately due and payable.

Legal Proceedings and Enforcement of Right to Payment

Holders of any series of debt securities may not pursue any remedy with respect to the Indenture or such debt securities unless: (i) they have given to the trustee written notice of a continuing event of default with respect to debt securities of that series; (ii) holders of a specified percentage of the aggregate principal amount of the then-outstanding debt securities of that series make a written request to the trustee to pursue the remedy; (iii) such holders must have offered and, if requested, provide to the trustee security or indemnity satisfactory to the trustee against any loss, liability or expense, (iv) the trustee does not comply with the request within a specified number of days after receipt of the request and the offer, and if requested, the provision or security or indemnity; and (v) during such period the holders of a majority in aggregate principal amount of the then-outstanding debt securities of such series do not give the trustee a direction inconsistent with that request. However, holders of debt securities will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest, if any, thereon on the due dates expressed therein and to institute a suit for the enforcement of that payment.

Satisfaction and Discharge of Indenture

The Indenture will cease to be of further effect with respect to any series of debt securities (except as to certain limited surviving rights), when

(a) either:

(1)	all securities of such series that have been authenticated and delivered (except lost, stolen or destroyed securities that have been replaced or paid and securities for whose payment money has been deposited in trust and thereafter repaid to the Company), have been delivered to the trustee for cancellation; or

(2)	all securities of such series that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable within one year, and we have irrevocably deposited or caused to be deposited with the trustee the requisite amounts to pay and discharge the entire indebtedness on such securities;

(b) no default or event of default has occurred and is continuing on the date of such deposit (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which we are, or any guarantor is, as applicable, a party or by which we are, or any guarantor is, as applicable, bound;

(c) we have or any guarantor of such Notes has paid or caused to be paid all applicable sums payable under this Indenture;

(d) we have delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the securities of such series at maturity or on the redemption date, as the case may be; and

(e) we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to the satisfaction and discharge of the Indenture as to such series have been complied with.

Amendment, Supplement and Waiver

We and the trustee may amend and/or supplement the Indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected. However, without the consent of each holder affected, an amendment or waiver (described below) may not, with respect to any debt securities held by a non-consenting holder:

•	reduce the principal amount, any premium or change the stated maturity of any debt security or alter or waive any of the provisions with respect to the redemption or repurchase of such debt security;

•	reduce the rate (or alter the method of computation) of or extend the time for payment of interest, including defaulted interest, on any debt security;

•	waive a default or event of default in the payment of principal of or premium, if any, or interest on such debt securities, except a rescission of acceleration of such securities by the holders of at least a majority in aggregate principal amount of the then outstanding securities of the applicable series with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration;

•	make the principal of or premium, if any or interest on any debt security payable in currency other than that stated therein;
•	change any place of payment where the debt securities or interest thereon is payable;
•	adversely affect any right to convert or exchange any debt security;

•	make any change in the provisions of the Indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, premium, or interest, if any, thereon and/or to institute suit for the enforcement of any such payments;
•	change any obligation of the Company to pay specified additional amounts;
•	make any change in the foregoing amendment and waiver provisions; or

•	reduce the percentage in principal amount of any debt securities, the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to modify or amend the Indenture or to waive any past defaults.

Subject to the restrictions set forth above, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive compliance by us with any provision of the Indenture or the debt securities with respect to such series.

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, generally waive any past default under the Indenture and the consequences of such default. However, a default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected, or a default in the payment of the principal of, or premium, if any, or any interest on, any debt security, cannot be so waived.

Merger, Consolidation or Transfer of Assets

We will not consolidate or amalgamate with or merge into or enter into any statutory arrangement with any other person or entity or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our and our subsidiaries’ properties and assets, taken as a whole (referred to as a Transfer), to any person or entity, unless:

(a) the entity formed by such consolidation or amalgamation or into which we are merged, or to which such Transfer is made: (i) is a corporation, limited liability company, partnership, trust or other entity organized and existing under the laws of Canada or any province or territory thereof, the United States, any state thereof or the District of Columbia; and (ii) expressly assumes all of our obligations under the outstanding debt securities and the Indenture, pursuant to a supplemental Indenture in form reasonably satisfactory to the trustee;

(b) immediately after giving effect to such transaction, no default or event of default under the Indenture shall have occurred and be continuing; and

(c) we (or the surviving entity) shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to such transaction have been complied with.

The requirements of paragraphs (a) and (b) above do not apply to (1) any merger, amalgamation or consolidation in which we are the surviving corporation or (2) any Transfer by us to a direct or indirect wholly owned subsidiary that is a guarantor or obligor of the debt securities.

Certain Covenants with respect to Canadian Taxes

If specified pursuant to the Indenture, all payments made by us under or with respect to the securities of any series will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (referred to as Canadian Taxes), unless we are required to withhold or deduct Canadian Taxes by law or by the interpretation or administration thereof by the relevant governmental authority or agency. If we are so required to withhold or deduct any amount for or on account of Canadian Taxes from any payment made under or with respect to the securities, we will pay such additional amounts as may be necessary so that the net amount received by each holder (including additional amounts) after such withholding or deduction will not be less than the amount the holder would have received if such Canadian Taxes had not been withheld or deducted (a similar payment will also be made to holders that are exempt from withholding but are required to pay tax directly on amounts otherwise subject to withholding); provided that no additional amounts will be payable:

(1)	where such taxes are required to be withheld or deducted as a result of such person or entity not dealing at arm’s length with us (within the meaning of the Income Tax Act (Canada)) at the time of the making of such payment;

(2)	where such taxes are required to be withheld or deducted as a result of such person or entity being, or not dealing at arm’s length with, a “specified shareholder” of the Company (within the meaning of the Income Tax Act (Canada));

(3)	to any person or entity by reason of their being connected with Canada (otherwise than merely by holding or ownership of any series of securities or receiving any payments or exercising any rights thereunder), including without limitation a nonresident insurer who carries on an insurance business in Canada and in a country other than Canada;

(4)	for or on account of any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the holder of such security or coupon for payment on a date more than 10 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(5)	for or on account of any estate, inheritance, gift, sales, transfer, personal property tax or any similar tax, assessment or other governmental charge;

(6)	for or on account of any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment to a person or entity in respect of any security, if such payment can be made without such withholding by at least one other paying agent the identity of which is provided to such person or entity;
(7)	for or on account of any tax, assessment or other governmental charge which is payable otherwise than by withholding from a payment in respect of such security;

(8)	to any person or entity which is subject to such Canadian Taxes by reason of its failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to (or to reasonably evidence) exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes; or
(9)	for any combination of items (1) - (8) above;

nor will additional amounts be paid with respect to any payment on a security to a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Canada (or any political subdivision thereof) to be included in the income for Canadian federal income tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to payment of the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such security.

Defeasance and Covenant Defeasance

We may discharge all of our obligations with respect to any series of debt securities at any time, and we may also be released from our obligations under certain covenants and from certain other obligations, and elect not to comply with those covenants and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if:

(1)	We irrevocably deposit with the trustee: an amount (in the currency in which such securities are then specified as payable at maturity); specified government obligations; or a combination thereof, sufficient, in the written opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants delivered to the trustee, to pay the principal of (and premium, if any) and interest, if any, on the applicable securities at maturity (or redemption date, if applicable);
(2)	No default or event of default shall have occurred and be continuing on the date of such deposit;

(3)	Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which we are a party or are bound;

(4)	In the case of a defeasance election by us, we shall have delivered to the trustee an opinion of counsel stating that (x) we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (y) since the date of execution of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the beneficial owners of such securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(5)	In the case of a covenant defeasance election by us, we shall have delivered to the trustee an opinion of counsel confirming that the beneficial owners of such securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(6)	We have delivered to the trustee either an opinion of Canadian counsel or a ruling from the Canada Revenue Agency, in either case to the effect that the holders of such securities will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax or other tax purposes as a result of such defeasance or covenant defeasance and will be subject to Canadian federal or provincial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had such defeasance or covenant defeasance not occurred (and for the purposes of such opinion of counsel, such Canadian counsel shall assume that holders include holders who are not resident in Canada);
(7)	We have delivered to the trustee an officer’s certificate stating that the deposit was not made by us with the intent of preferring the holders of such debt securities over our other creditors with the intent of defeating, delaying or defrauding any creditors of the Company or others;

(8)	We are not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of such deposit or at any time during a specified period after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period); and

(9)	We shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to either the defeasance or the covenant defeasance have been complied with.

Governing Law

The Indenture and the debt securities shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflict of laws. The Indenture is subject to the provisions of the Trust Indenture Act that are required to be a part of the Indenture and shall, to the extent applicable, be governed by such provisions.

Concerning the Trustee

The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act with respect to any debt securities issued under the Indenture. The trustee will not be required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

Description of Warrants

We may issue warrants in one or more series to purchase subordinate voting shares, preference shares, debt securities or other securities under this prospectus. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the number and type of securities purchasable upon exercise of such warrants;

•	the price at which our securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material U.S. federal or Canadian income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

MATERIAL INCOME TAX CONSEQUENCES

A summary of any material Canadian federal income tax considerations and United States federal income tax consequences to persons investing in the securities offered by this prospectus will be set forth in an applicable prospectus supplement. The summary will be presented for information purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of our securities are urged to consult their own tax advisors prior to any acquisition of securities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference in this prospectus information from other documents we file with or furnish to the Commission, which means that we can disclose important information to you by referring to those documents. The information we incorporate by reference is an important part of this prospectus.

We incorporate by reference into this prospectus the following documents we have filed with or furnished to the Commission:

•	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the Commission on March 16, 2020;

•	Exhibit 99.1 and Exhibit 99.2 to our Report on Form 6-K furnished to the Commission on April 29, 2020, containing, respectively, our Management’s Discussion and Analysis of Financial Condition and Results of Operations for the three months ended March 31, 2020, and our Unaudited Condensed Consolidated Financial Statements for the three months ended March 31, 2020 and the accompanying notes thereto;

•	Exhibit 99.1 and Exhibit 99.2 to our Report on Form 6-K furnished to the Commission on July 29, 2020, containing, respectively, our Management’s Discussion and Analysis of Financial Condition and Results of Operations for the three and six months ended June 30, 2020, and our Unaudited Condensed Consolidated Financial Statements for the three and six months ended June 30, 2020 and the accompanying notes thereto; and

•	The description of our subordinate voting shares contained in our Registration Statement on Form 8-A, effective as of June 29, 1998.

We also incorporate by reference each of the following documents we file with or furnish to the Commission after the date of this prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold: (i) all Annual Reports on Form 20-F we file with the Commission; and (ii) those portions of any Reports on Form 6-K we furnish to the Commission that we indicate in such reports are to be deemed incorporated by reference into this prospectus.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

Upon written or oral request, we will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that is incorporated by reference into this prospectus but not delivered with this prospectus (other than exhibits to those documents unless such exhibits are specially incorporated by reference in those documents), at no cost, by writing to or telephoning us at the following address:

Celestica Inc.
5140 Yonge Street, Suite 1900

Toronto, Ontario

Canada M2N 6L7

416-448-5800

Attention: Investor Relations

WHERE YOU CAN FIND MORE INFORMATION

We file and furnish annual, special, and other reports with the Commission, including our Annual Reports on Form 20-F, the exhibits and schedules we file with our Annual Reports on Form 20-F, our Forms 6-K, and the registration statement of which this prospectus forms a part. The Commission maintains an internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. We began to file electronically with the Commission in November 2000. You may access our Commission filings made on and after November 2000 electronically at the internet site set forth above. These Commission filings are also available to the public from commercial document retrieval services.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our directors, executive officers and principal shareholders are exempt from the reporting and short-swing profit recovery provisions under Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the Commission as frequently or as promptly as U.S. companies the securities of which are registered under the Exchange Act, including the filing of quarterly reports on Form 10-Q or current reports on Form 8-K. However, we file our Annual Report on Form 20-F with the Commission, which contains our audited consolidated financial statements and the related notes in accordance with IFRS as issued by the IASB. We also furnish quarterly reports on Form 6-K to the Commission which contain our unaudited interim condensed consolidated financial statements for each fiscal quarter of each fiscal year prepared in accordance with IFRS as issued by the IASB.

We also file reports, statements and other information with the Canadian Securities Administrators, or the CSA, and these can be accessed electronically at the CSA’s System for Electronic Document Analysis and Retrieval website (http://www.sedar.com).

You may access other information about Celestica on our website (http://www.celestica.com). Information on our website is not incorporated by reference into this prospectus.

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information appearing in this prospectus is accurate as of any date other than the date of this prospectus. Our business, financial condition, results of operations and prospects may change after that date.

LEGAL MATTERS

Blake, Cassels & Graydon LLP, Canadian counsel for Celestica, will be passing upon certain matters of Canadian law for us with respect to certain securities offered by this prospectus and any prospectus supplement, and Arnold & Porter Kaye Scholer LLP, U.S. counsel for Celestica, will be passing on certain matters of New York and U.S. federal securities law for us with respect to certain securities offered by this prospectus and any prospectus supplement. An attorney at Arnold & Porter Kaye Scholer LLP involved in the preparation of this registration statement owns 6,000 of Celestica's subordinate voting shares. If any underwriters, dealers or agents named in a prospectus supplement engage their own counsel to pass upon legal matters relating to the securities, that counsel will be named in the prospectus supplement.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Province of Ontario, Canada. Our controlling persons (and certain experts named in this prospectus), a majority of our directors, and several of our officers, are residents of (or are organized in) Canada. Also, a substantial portion of our assets and the assets of these persons are located outside of the United States. As a result, securityholders may find it difficult to effect service of process within the United States upon these persons who are not residents of the United States, or to enforce judgments in the United States obtained in courts of the United States, because a significant portion of our assets and the assets of these persons are located outside the United States. It may also be difficult for securityholders to enforce a United States judgment in Canada based on the civil liability provisions of the United States federal securities laws or the “blue sky” laws of any state within the United States or to succeed in a lawsuit in Canada based only on United States federal or state securities laws.

EXPERTS

Our consolidated financial statements as of December 31, 2018 and 2019, and for each of the years in the three-year period ended December 31, 2019, incorporated in this prospectus by reference to our Annual Report on Form 20-F for the year ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, have been audited by KPMG LLP, an independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein in reliance upon the reports of KPMG LLP pertaining to such consolidated financial statements and the effectiveness of our internal control over financial reporting, upon the authority of said firm as experts in auditing and accounting.

KPMG LLP is located at: Bay Adelaide Centre, 333 Bay Street, Suite 4600, Toronto, Ontario M5H 2S5, Canada.

EXPENSES

The following is a statement of the estimated expenses, other than any underwriting discounts and commissions, that we expect to incur in connection with the issuance and distribution of the securities registered under this registration statement:

Commission registration fee	$	*
Printing expenses		**
Legal fees and expenses		**
Accountants’ fees and expenses		**
Transfer agent and registrar Fees		**
Trustee fees		**
Miscellaneous		**
Total	$	**

*	$679,671.60 has been paid to the Commission and may be used to pay for securities offered pursuant to this prospectus. The payment of any additional fees has been deferred in accordance with Rule 456(b) and 457(r) of the Securities Act.

**	Information regarding offering expenses is not currently known, and will be provided by a prospectus supplement or as an exhibit to Report on Form 6-K that is incorporated by reference into this prospectus.

CELESTICA INC.

SUBORDINATE VOTING SHARES

PREFERENCE SHARES

DEBT SECURITIES

WARRANTS

PROSPECTUS

August 6, 2020